EXHIBIT 10.14

RESEARCH AND DEVELOPMENT/OFFICE LEASE

by and between

Miranda Associates

("Landlord")

and

Affymax Research Institute

("Tenant")

RESEARCH AND DEVELOPMENT/OFFICE LEASE

Table of Contents

		Page No.
1	TERM	1
2	OPTION TO EXTEND	1
3	POSSESSION	3
4	RENT	3
5	SECURITY DEPOSIT	4
6	PROPERTY EXPENSES	5
7	USE	9
8	NOTICES	10
9	BROKERS	10
10	HOLDING OVER	10
11	CONDITION OF PREMISES	10
12	ALTERATIONS	11
13	REPAIRS AND MAINTENANCE	12
14	LIENS	14
15	ENTRY BY LANDLORD	14
16	INDEMNIFICATIONS	14
17	DAMAGE TO TENANT'S PROPERTY	17
18	WAIVER OF SUBROGATION	18
19	LIABILITY INSURANCE	18
20	OTHER INSURANCE TO BE MAINTAINED BY TENANT	19
21	DAMAGE OR DESTRUCTION	19
22	EMINENT DOMAIN	20
23	DEFAULTS AND REMEDIES	21
24	ASSIGNMENT AND SUBLETTING	22
25	SUBORDINATION	23
26	ESTOPPEL CERTIFICATE; FINANCIAL INFORMATION	24
27	CONFLICT OF LAWS	24
28	SUCCESSORS AND ASSIGNS	24
29	SURRENDER OF PREMISES	24
30	ATTORNEYS' FEES	24

i

31	PERFORMANCE BY TENANT	24
32	DEFINITION OF LANDLORD	25
33	WAIVER	25
34	PARKING	25
35	RIGHT TO PURCHASE AND LEASE	26
	35.1 Right of First Offer to Lease	26
	35.2 Second Right of Offer and Refusal For Sale	26
36	RULES AND REGULATIONS	28
37	MOVE-IN BONUS	28
38	TERMS AND HEADINGS	28
39	EXAMINATION OF LEASE	29
40	TIME	29
41	PRIOR AGREEMENTS, AMENDMENTS	29
42	SEPARABILITY	29
43	RECORDING	29
44	EXHIBITS	29
45	TENANT'S REMEDY	29
46	SIGNS	29
47	PAYMENT OF PROPERTY EXPENSES	30
48	REMEDIATION PROGRAM	30
49	RIGHT TO CURE LANDLORD'S DEFAULTS	33
50	AUTHORITY	33
51	CONDITIONS	33
52	REASONABLE CONSENT	34
53	REASONABLE EXPENDITURES	34
54	TERMINATION OF GROUND LEASE	34

EXHIBITS

EXHIBIT A	Diagram Showing Location of Building and Common Area
EXHIBIT B	Legal Description
EXHIBIT C	Work Letter
EXHIBIT D	List of Chargeable Expenses
EXHIBIT E	List of Removable Property
EXHIBIT F	Rules and Regulations

ii

COMMENCEMENT DATE MEMORANDUM

LANDLORD:	Miranda Associates
Tenant:	Affymax Research Institute
LEASE DATE:
PREMISES:	4005 Miranda Avenue, Palo Alto, California

        Pursuant to Paragraph 1 of the above referenced Lease, the Commencement Date is hereby established as                        , 1990.

TENANT:	LANDLORD
Affymax Research Institute, a California corporation	Miranda Associates, a California general partnership
By:	By:	John B. Lovewell, General Partner
By:	By:	Keenan/Miranda L.P., a California limited partnership
By:	Charles J. Keenan III, Trustee of the Keenan Declaration of Trust dated December 20, 1988

RESEARCH AND DEVELOPMENT/OFFICE LEASE

        THIS LEASE is made as of the 30th day of May, 1990, by and between Miranda Associates, a California general partnership (hereinafter "Landlord"), and Affymax Research Institute, a California corporation (hereinafter "Tenant").

Witnesseth:

        Landlord hereby leases to Tenant and Tenant hereby Leases from Landlord the premises ("Premises") commonly known as 4001 Miranda Avenue, Palo Alto, California, consisting of a two (2) story building ("Building") of fifty-three thousand eight hundred thirty (53,830) square feet, as shown on EXHIBIT A, together with a right-in-common with other tenants of the Complex (defined below) to use the common areas of the Complex ("Common Areas"). The Common Areas of the Complex include all landscaped areas, parking areas, plaza, walkways, building arcades and areas outside the perimeter of the Buildings as shown on EXHIBIT A. This Lease shall also include the right, subject to the terms and conditions described in Paragraph 16(a), to construct, operate, and maintain a Hazardous Materials containment facility of approximately two hundred fifty (250) square feet ("Containment Facility") in the Common Area in a location approved by Landlord. The Complex consists of one parcel of land described in EXHIBIT B upon which are situated the Building and two (2) other buildings with a total building square footage of one hundred sixty-one thousand four hundred ninety (161,490) square feet. The Complex and an adjacent parcel designated as 4015 Miranda Avenue together constitute Foothill Research Center.

        The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions to be performed by it and that this Lease is made upon the condition of such performance.

        1    TERM.    The term of this Lease shall be for ten (10) years, commencing on the earlier of (i) October 1, 1990 or (ii) the date of substantial completion of Tenant Improvements for the Premises ("Commencement Date") and ending on September 30, 2000, unless sooner terminated or extended as provided herein. The date of substantial completion of the Tenant Improvements shall be the date of issuance by the City of Palo Alto of a final Building Inspection Certificate for the Tenant Improvements or other permit authorizing occupancy and use of the Premises by Tenant.

        2    OPTION TO EXTEND.    Tenant shall have the option to extend the term of this Lease for two (2) consecutive periods of five (5) years each ("Option Period"), provided Tenant is not in default of any of the terms, conditions or covenants of this Lease at the time of exercise, and Tenant gives written notice of exercise of the option to extend at least nine (9) months prior to the expiration of the original term or the first Option Period, as the case may be. The Option Period shall be upon the same terms and conditions except that the Rent shall be ninety-five (95%) percent of the then fair market rental value of the Premises, but in no event less than the Rent charged during the last year of the initial term (less any component thereof attributable to Paragraph 8 of the Work Letter), or the previous Option Period, as the case may be. Once established, the Rent shall be adjusted annually during the Option Period as provided in Paragraph 4(b). The rental rate for each Option Period shall be determined as follows:

          (a)   The parties shall have fifteen (15) days after Landlord receives Tenant's Notice within which to agree on the rental rate for the Option Period in question based upon ninety-five percent (95%) of the then fair market rental value of the Premises as defined in Paragraph 2(c). If the parties agree on the rental rate for that Option Period within fifteen (15) days, they shall immediately execute an amendment to this Lease stating the rental rate for that Option Period.

          (b)   If the parties are unable to agree on the rental rate for an Option Period within such fifteen (15) day period, then, the rental rate for that Option Period shall be ninety-five percent (95%) of the then current fair market rental value of the Premises as determined in accordance with Paragraph 2(d) below.

          (c)   The "then fair market rental value of the Premises" shall be defined to mean the fair market rental value of the Premises as of the commencement of the Option Period in question, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in Palo Alto, but excluding the value of any improvements made to the Premises by Tenant at Tenant's expense (which improvements made at Tenant's expense are those Tenant Improvements costs in excess of the Tenant Improvements Allowance provided by Paragraph 6 of the Work Letter).

          (d)   Within seven (7) days after the expiration of the fifteen (15) day period set forth in Paragraph 22(B), each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in northern Santa Clara County and southern San Mateo County to appraise and set the then fair market rental value of the Premises for the Option Period in question. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraises appointed shall be the sole appraiser and shall set the then fair market rental value of the Premises. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the then President of the Santa Clara County Real Estate Board, or the then Presiding Judge of the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

        Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within the stipulated period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the then fair market rental value of the Premises.

        If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the then fair market rental value of the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the then fair market rental value of the Premises.

        After the then fair market rental value of the Premises has been set, the appraisers shall immediately notify the parties and the parties shall amend this Lease within fifteen (15) days of such notice to set forth ninety-five percent (95%) of such amount as the initial rental rate for the Option Period in question.

        If Tenant does not approve the fair market rental of the Premises as determined by the appraisal, Tenant shall have the right to rescind its exercise of the option, so long as it pays all costs incurred in connection with the appraisal and, if Landlord so requests, remains on the Premises for six (6) months after the date of rescission. After rescission, Tenant shall continue to pay the rent then in effect through the termination of the original Lease term or Option Period, as the case may be, and shall pay the rent determined by the appraisal from the termination date of the then term through the end of the six (6) month period. The six (6) month extension shall not be considered a holdover under Paragraph 10.

        3    POSSESSION.    Upon execution of this Lease, Tenant shall have possession of the Premises for the purpose of installing Tenant Improvements as provided in the Work Agreement and Allowances ("Work Letter") attached as EXHIBIT C. During such period from the date of execution to the Commencement Date, all terms and conditions of this Lease shall be in full force and effect except payment of Rent pursuant to Paragraph 4 and reimbursement of Property Expenses pursuant to Paragraphs 6 and 47; and except that Rules and Regulations provided for in Paragraph 36 shall be applicable only to the extent they do not unreasonably interfere with Tenant's construction activity. Without limiting the foregoing, during such period Tenant shall obtain and keep in force the insurance required under Paragraph 19 and shall be bound by the provisions of Paragraphs 16(a) and 16(c).

        4    RENT.

          (a)   Tenant shall pay to Landlord as Rent for the Premises, the amounts listed in the table below (subject to adjustment as provided in Paragraph 8 of the Work Letter):

Months of Term	Monthly Rent (NNN)
1 through 3	$0.00
Month 4	$94,471.65
5 through 36	$104,968.50
37 through 120	$104,968.50	*

*
The portion of monthly Rent listed in the table shall be subject to annual CPI increases pursuant to Paragraph 4(b)

          In addition to the monthly amount set forth above, during the first sixty (60) months of the term, Tenant shall pay additional monthly Rent of One Thousand Six Hundred Sixty Six and 67/100ths Dollars ($1,666.67). This component of monthly Rent shall not be subject to CPI increases pursuant to Paragraph 4(b).

          Monthly installments of Rent shall be due in advance on or before the first day of each and every calendar month during the term hereof without deduction or offset. The Rent due for the fifth (5th) month of the term in the amount of One Hundred Four Thousand Nine Hundred Sixty-Eight and 50/100ths Dollars ($104,968.50) plus the additional component of One Thousand Six Hundred Sixty-Six and 67/100ths dollars ($1,666.67), plus an estimate of any adjustment to Rent payable by Tenant pursuant to Paragraph 8 of the Work Letter, shall be paid to Landlord upon satisfaction or waiver of the conditions set forth in Paragraph 51.A. If the term of this Lease commences on a day other than the first day of a calendar month, then the Rent for such period shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to thirty (30).

          (b)   Commencing with the first day of the thirty-seventh (37th) month of the term, the monthly Rent stated in the table set forth in Paragraph 4(a), but excluding the amount due to the adjustment provided in Paragraph 8 of the Work Letter, shall be increased every twelve (12) months during the term ("Adjustment Date") by the percentage increase in the Consumer Price Index, All Urban Consumers, All Items for the San Francisco-Oakland-San Jose Metropolitan Area (1982-84=100) as published by the U.S. Department of Labor, Bureau of Labor Statistics (the "Index"). The Index published for the month immediately preceding each Adjustment Date shall be compared with the Index published for the same month in the immediately preceding year, to determine the percentage increase in the Rent for the next twelve (12) months. If no Index is published for either of the months set forth above, the Index for the next preceding month shall be used. In no event shall the monthly Rent increase as of any Adjustment Date be less than three percent (3%) nor more than six percent (6%) of the monthly Rent stated in Paragraph 4(a), but excluding the amount due to the adjustment provided in Paragraph 8 of the Work Letter, for the month immediately preceding said Adjustment Date. If the base of the Index is revised, the Index increases, if any, shall be calculated with a common base year. If the Index is discontinued or revised, such other governmental index or computation with which it is replaced, with appropriate conversation factors, shall be deemed the basis of the adjustment.

          (c)   Notwithstanding any other provision of this Lease, if Tenant fails to pay any installment of Rent within five (5) days after written notice from Landlord to Tenant of nonpayment, Tenant shall pay Landlord, in addition to the delinquent Rent due, a late charge equal to five (5%) percent of the delinquent amount due. However, if Tenant has failed to pay an installment of Rent within five (5) days after the date due on two (2) or more occasions in the previous twelve (12) months, Landlord shall not be obligated to give notice to Tenant and Tenant shall be liable for the late charge if Tenant fails to pay an installment of Rent within five (5) days after the date due.

          (d)   All rental hereunder shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at the office of Landlord at 700 Emerson Street, Palo Alto, CA 94301, c/o The Lovewell Company, or to such other person or to such other place as Landlord may, from time to time, designate in writing.

        5    SECURITY DEPOSIT.    Upon satisfaction or waiver of the conditions set forth in Paragraph 51.A Tenant shall deposit with Landlord, either in cash or a letter of credit with terms reasonably acceptable to Landlord, the sum of One Hundred Thirty-Five Thousand and no/100ths Dollars ($135,000.00) ("Security Deposit"). Upon satisfaction or waiver of the conditions set forth in Paragraph 51.A Tenant shall also deposit with Landlord, either in cash or a letter of credit with terms reasonably acceptable to Landlord, an additional security deposit ("Additional Deposit") of Five Hundred Thousand and no/100ths Dollars ($500,000.00). If Tenant elects to deposit a letter or letters of credit, each letter of credit shall be replaced at least thirty (30) days prior to expiration. Landlord may draw upon the letter of credit and hold any deposit in cash if the expiring letter of credit is not replaced as provided. Landlord shall provide Tenant three (3) days written notice prior to drawing upon a letter of credit. Landlord shall hold the Security Deposit and the Additional Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit and the Additional Deposity, if necessary, to such unpaid Rent or other sum for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit and/or the Additional Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash or a replacement Letter of Credit with Landlord in an amount sufficient to restore the Security Deposit and/or the Additional Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant elects to deposit the Additional Deposit in cash, or if Landlord draws upon the letter of credit and holds the Additional Deposit in cash, the Additional Deposit shall be placed in an interest-bearing account reasonably satisfactory to Tenant and such account shall be separate from the general funds of Landlord. All interest earned thereon shall be for the benefit of Tenant and shall be paid to Tenant quarterly (or at such longer intervals as Tenant shall approve). Commencing with the first day of the sixth (6th) year of the term, the required amount for the Additional Deposit shall be reduced annually by One Hundred Thousand and no/100ths Dollars ($100,000.00). The expiring letter of credit may be replaced in such lesser amount. If the Additional Deposit is held in cash One Hundred Thousand and no/100ths Dollars ($100,000.00) of the Additional Deposit, less any specific sum (e.g. monthly Rent, Property Expense payment) due to Landlord from Tenant with respect to which Tenant is then in default, shall be released to Tenant annually on the 6th through 10th anniversaries of the Commencement Date. If Landlord does not release such amount to Tenant, Tenant may credit the amount which should have been released together with interest thereon at 10% per annum from the date such sums should have been released to the next upcoming monthly Rent payment. The Security Deposit, or any balance thereof after deduction of any portion required to compensate Landlord for any default by Tenant under this Lease, shall be returned to Tenant or as Tenant directs at the expiration of the Lease term and after Tenant has vacated the Premises. If Tenant assigns this Lease, and the assignee does not replace the Security Deposit and the Additional Deposit, Landlord may return the Security Deposit and the remaining balance of the Additional Deposit to the last assignee of Tenant's interest. If Tenant assigns the Lease and the assignee replaces the Security Deposit and the Additional Deposit, the Security Deposit and the remaining balance of the Additional Deposit shall be returned to Tenant. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit and the remaining balance of the Additional Deposit to Landlord's successor in interest whereupon Landlord shall be released from liability for the return of such Security Deposit or the remaining balance of the Additional Deposit or the accounting therefor.

        6    PROPERTY EXPENSES.    Beginning with the Commencement Date, Tenant shall pay the following expenses of maintaining, repairing, and operating the Premises ("Property Expenses"). The Property Expenses to be paid by Tenant under this section are the direct responsibility of Tenant. For the purposes of this Paragraph 6, "Tenant's Percentage" shall be that percentage determined by dividing the approximate square footage of the Premises by the approximate total building square footage of all buildings in the Complex. Tenant's Percentage is agreed to be thirty-three and 33/100ths percent (33.33%).

          (a)    Taxes.

            (i)    Tenant shall be liable for and shall pay Tenant's allocated share of all Real Property Taxes levied against the Complex. Tenant's allocated share of Real Property Taxes shall be (1) Tenant's Percentage of Real Property Taxes levied against the Complex, excluding Real Property Taxes levied against the value of tenant improvements installed for all other tenants of the Complex, plus (2) Real Property Taxes levied against tenant improvements installed for Tenant and equipment, fixtures, or other property of Tenant. The term "Real Property Taxes", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; Real Property Taxes allocated to Tenant shall exclude any amount levied against the value of tenant improvements installed for other tenants of the Complex, (ii) all charges, levies or fees imposed by reason of environmental regulation or mitigation (including such items as traffic studies and fees) or other governmental control of the

    Complex; such charges, levies or fees specifically exclude any costs of compliance with orders or regulations regarding Hazardous Materials other than those costs for which Tenant is specifically responsible under Paragraph 16; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. Landlord represents that it has not constructed any offsite improvements required for Foothill Research Center which shall be financed by special assessments against the Complex. Landlord shall be solely responsible for any special assessments levied against the Premises to finance any offsite improvements heretofore required prior to the date of this Lease by the City of Palo Alto. Landlord represents that Landlord is not aware of any additional assessments or charges proposed by the City of Palo Alto other than that consideration is currently being given to a Transportation Demand Management program which may be financed by special assessments or taxes. If any governmental or quasi-governmental authority or special district levies a special assessment against the Complex and Landlord elects to pay such assessment in full in lieu of permitting the assessment to be paid by the sale of bonds, Tenant shall be required to pay only semiannual installments in the amount that would have been due had the bonds been sold. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

            (ii)   Unless Landlord has previously commenced appeal proceedings or brought suit to contest the amount of Real Property Taxes levied against the Complex, Tenant shall have the right to commence appeal proceedings and to bring suit in any court of competent jurisdiction to contest any amount of Real Property Taxes levied against the Premises. If any other tenant or tenants of the Complex elect to commence appeal proceedings or bring suit, Tenant shall cooperate with such others so that any suit or proceeding shall be done jointly. If Landlord commences appeal proceedings or brings suit, Tenant may submit such evidence or arguments as it deems appropriate in the proceedings or action, but Landlord shall have the sole right to pursue, settle, or dismiss such proceedings or action. Any amount paid by Tenant and recovered shall belong to Tenant. Landlord shall have the right, at its expense, to join in any suit or proceeding brought by Tenant.

            (iii)  Tenant shall be liable for and shall pay prior to the later of (1) ten (10) days before delinquency, or (2) ten (10) days after receipt of a tax bill therefor, any taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises whether such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Tenant; provided that Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes paid under protest, and any amount so recovered shall belong to Tenant. Real Property Taxes levied against the value of Tenant Improvements in the Premises shall be deemed to be taxes levied against the property of Tenant. Such Real Property Taxes shall be allocated to and billed to Tenant with Tenant's share of Real Property Taxes. If the records of the county assessor are available and sufficiently detailed to serve as a basis for allocation, such records shall be binding on Landlord and Tenant. If the records of the county assessor are not available or sufficiently detailed to serve as a basis for allocation, Landlord shall make the allocation on the basis of actual construction costs. Tenant shall provide Landlord information regarding cost of construction of the Tenant Improvements to permit such calculations.

          (b)    Property Insurance.    Landlord shall obtain and keep in force a policy or policies of insurance covering loss or damage to the Premises (including Tenant Improvements) and the Complex in the amount of the full insurable replacement value thereof, providing protection against those perils included within the classification of "All-Risk" insurance, including flood and/or earthquake insurance (subject to the proviso below). Such insurance shall also provide coverage against loss of rents on an "All-Risk" basis, including earthquake and flood (subject to the proviso below), in the amount of the Rent plus any other sums payable under the Lease (including Real Property Taxes, insurance, and other Property Expenses), for a period of eighteen (18) months commencing on the date of loss. Landlord may, but shall not be required to, obtain insurance coverage for earthquake and flood if not otherwise required by Stanford pursuant to the Ground Lease. Landlord shall also obtain war and invasion insurance if required pursuant to the terms of the Ground Lease. Tenant shall pay Tenant's share of the annual premium of such insurance as provided in Paragraph 47; provided, however, that if Landlord obtains earthquake insurance when not required to do so pursuant to the terms of the Ground Lease, the amount of the premium chargeable to Tenant shall not include any amount in excess of a commercially reasonable premium. Tenant's allocated share of the annual premium shall be (1) Tenant's Percentage of the annual premium for the insurance for the Complex, if not separately stated for the Premises, excluding such insurance covering tenant improvements installed for all tenants of the Complex, plus (2) the portion of the premium for such insurance covering Tenant Improvements installed for Tenant. The amount of any premium charged to Tenant shall not include any amount for tenant improvements of other tenants of the Complex. The property insurance provided for in this paragraph shall comply with the property insurance requirements of the Amendment, Assignment, Assumption, and Consent to Assignment of Lease dated February 23, 1989 (the "Ground Lease") among The Board of Trustees of The Leland Stanford Junior University ("Stanford"), Landlord, and Fairchild Semiconductor Corporation; (provided that if Landlord obtains earthquake insurance when not required by the Ground Lease, such insurance may be obtained from any carrier qualified to sell such insurance in the State of California). Landlord shall assign to Tenant proceeds of insurance for loss or damage to the Tenant Improvements, except to the extent that Landlord shall be responsible for repair or restoration of any Tenant Improvements. Tenant shall apply all such assigned proceeds to the repair and restoration of the Premises unless the Lease is terminated pursuant to Paragraph 21. Landlord shall apply all other proceeds from such insurance to repair and restoration of the Premises (including restoration of Tenant Improvements for which Landlord is responsible, if any) or Complex pursuant to the terms of Paragraphs 13(a) and 21.

          (c)    Expenses of Operation, Management and Maintenance of the Premises.    Except to the extent damage to the Premises is caused by casualty or other cause beyond the reasonable control of Tenant (whether or not insured) and except for those costs to be borne by Landlord under Paragraph 13(a), 16, Paragraph 48, or specifically excluded from Tenant's liability elsewhere under this Lease, Tenant shall pay all costs of operation, management, maintenance, and repair of the Premises. Costs to be paid by Tenant shall include customary routine maintenance, repair, and replacement (which term excludes capital items) costs and capital costs of items maintained by Landlord under Paragraph 13(a) which maintenance, repair, and replacement costs and capital costs are chargeable to Tenant as therein provided.

          (d)    Utilities of the Premises.    Tenant shall pay the cost of all utility charges such as water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste-pick-up and any other utilities, materials or services furnished to the Premises, including, without limitation, any temporary or permanent utility surcharge or other exactions currently in effect or hereinafter imposed. All utilities to the Premises other than utilities serving the Common Areas of the Complex shall be separately metered. Landlord shall not be liable for any interruption or failure of utility services provided to the Premises.

          (e)    Common Area Expenses.    Tenant shall pay to Landlord Tenant's Percentage of such costs and expenses listed on EXHIBIT D paid or incurred by Landlord in maintaining, operating and repairing the Common Areas of the Complex during the term of this Lease and in operating the Complex ("Common Area Expenses") to the extent not already paid for by Real Property Taxes under Paragraph 6(a)(i). Common Area Expenses shall also include the cost of future capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord shall be entitled to charge as a Common Area Expense no more than the amortized portion of the cost of such capital improvement (together with interest at the rate of two (2%) percent per annum plus the Bank of America prime rate then in effect on the unamortized balance) in accordance with generally accepted accounting principles consistently applied, using straight line amortization; provided, further that such charge to Common Area Expenses is not at a rate greater than the actual savings in the Common Area Expenses that would otherwise have been incurred during the same period of time in the absence of such improvements. Tenant shall pay Tenant's Percentage of Common Areas Expenses as provided in Paragraph 47.

          (f)    Subsequent Capital Expenditures.    Tenant shall pay the cost of structural improvements to the Premises or the Complex required to comply with the directives of government authorities or underwriters requirements if such compliance is required because of Tenant's particular use of the Premises. Tenant shall also pay the cost of additional improvements to Building components or equipment such as utilities systems required by Tenant's particular use of the Premises. Improvements required to comply with future laws generally applicable to all buildings shall be treated as "capital improvements" and the cost thereof amortized according to generally accepted accounting principles consistently applied using straight line amortization and using an interest rate equal to two percent (2%) plus the Bank of America prime rate in effect at the time of such expenditures and Tenant shall be charged for such expenditure on an annual basis as a Property Expense equal to the annual amortization. If the City of Palo Alto or other governmental entity imposing building standards on the Complex subsequently determines that the Building or Complex do not comply with building standards in effect at the time of issuance of the original building permits, Landlord may charge to Tenant as a Property Expense an annual amount equal to the incremental cost (defined below), amortized as provided above, of conformance with such standards unless Landlord reasonably demonstrates that failure to conform to such standards could not have been avoided by the exercise of the standard of care and diligence generally exercised by commercial developers and their architects in design and construction in order to comply with Laws defined in subparagraph 6(g)(3) below. The incremental cost shall be the cost, at the time the determination is made, of constructing the improvement in question in compliance with such standard over the cost of such improvement as actually constructed. Tenant shall be charged all such incremental cost applicable to the Building and Tenant's Percentage of such incremental cost applicable to other portions of the Common Area.

          (g)    Exclusions.    "Property Expenses" as used herein shall not include Landlord's debt repayments, expenses directly or indirectly incurred by Landlord for the benefit of any other tenant, costs of installation of partitioning or any other tenant improvements; costs of attracting tenants; or executive or supervisory salaries. Property Expenses shall also exclude the following:

            (1)   costs caused by negligence or misconduct of Landlord, or its agents, employees, or contractors;

            (2)   costs due to fire, acts of God, or other casualties or by the exercise of power of eminent domain;

            (3)   costs for which Landlord has a right of reimbursement from others (including any warranties from contractors for construction of the Premises); but this exclusion shall not apply to claims which Landlord may have against third parties for damage to items to the extent Tenant is otherwise liable for the cost of repair thereof under this Lease (such as repair to Common Areas), not collected after diligent efforts to do so;

            (4)   costs to correct construction defects;

            (5)   costs to comply with laws, ordinances, statutes, regulations, building codes, (collectively, "Laws") and underwriters' requirements, or the Ground Lease unless due specifically to Tenant's particular use of the Premises or specifically provided for in this Lease;

            (6)   costs incurred by Landlord in connection with disputes or negotiations with other tenants of the Complex other than reasonable costs of enforcing the Rules and Regulations which are not recovered from the tenant against which enforcement is sought after diligent efforts by Landlord to collect such amount;

            (7)   depreciation, amortization (other than amortization of capital costs chargeable to Tenant as provided herein), or other expense reserves;

            (8)   interest, charges and fees incurred on debt, payments on mortgages, and rent under the Ground Lease;

            (9)   license, permit, and inspection fees for Tenant Improvements paid by Tenant;

            (10) the costs of investigation, remediation, monitoring, other response costs, or indemnification for Hazardous Materials currently existing on, under, or about the Premises, or the soils or groundwater thereunder, or which otherwise are the obligation of Landlord under Paragraph 48 or under the Ground Lease (subject to Tenant's obligation under Paragraph 48); and

            (11) costs of restoration which Landlord is obligated to perform pursuant to Paragraphs 21 and 22.

As between Landlord and Tenant, Landlord shall be solely responsible for all costs excluded from Property Expenses by this Paragraph 6(g) or excluded from costs chargeable to Tenant by any other provision of this Lease.

        7    USE.    Tenant may use the Premises for a laboratory research and development facility, including wet chemistry and biology labs, clean rooms, storage and use of toxic and radioactive materials and laboratory animals, prototype manufacturing, and office and administrative uses, subject to the provisions of the Ground Lease. All laboratory use and storage use shall have a bio-safety level of P-2 or less.

To the best of Landlord's knowledge, the above uses are consistent with research and development, general office purposes, and prototype manufacturing as permitted by the Ground Lease and by law. Tenant may use or permit the Premises to be used for any purpose generally conducted in Stanford Research Park without the prior written consent of Landlord; provided that Tenant shall not use or occupy or permit uses or occupancy of the Premises in violation of the Ground Lease or in violation of law, including any permits issued for the Premises and Tenant's use thereof. Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy or other permits to the extent regulating Tenant's use of the Premises. Tenant shall comply with any valid directive of any governmental authority having jurisdiction, which shall by reason of the nature of Tenant's particular use of the Premises impose any duty upon Tenant or Landlord with respect to the Premises, or with respect to the use thereof (other than the duty to make structural improvements to the Premises, which is dealt with in Paragraph 6(f) above). Tenant shall have the right in the name of Landlord and with Landlord's full cooperation to appear before any governmental authority to contest any zoning changes or similar restrictions that may impair Tenant's use of the Premises as permitted above. Tenant shall not do or permit to be done anything which would invalidate a typical All-Risk insurance policy satisfying the Ground Lease requirements or typical form of other insurance policy covering the Complex required by the Ground Lease. Tenant shall be entitled to use the Premises for permitted purposes, even if such uses will increase the cost of insurance premiums for the Complex, provided that Tenant agrees to pay for the cost of any insurance premium increase. Tenant shall not do or permit anything to be done in or about the Premises which will unreasonably physically obstruct or interfere with the rights of other tenants or occupants of the Complex to use the Common Areas, or physically injure them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

        8    NOTICES.    Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given when sent by registered or certified mail addressed to Tenant at the Premises, or to Landlord at the address of Landlord set forth in Paragraph 3(d). Notices given by mail shall be deemed delivered upon the earlier of: (i) actual receipt; (ii) the date shown on the return receipt; or (iii) five (5) days after deposit in the mail when mailed in the manner set forth in this paragraph. Either party may by written notice to the other specify a different address for notice purposes except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

        9    BROKERS.    Landlord and Tenant each represent and warrant that it has dealt only with Blickman Turkus and Cornish & Carey Commercial Real Estate as brokers and has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease and that it knows of no other real estate broker or agent who is, or might be, entitled to a commission in connection with this Lease. Landlord shall be responsible for any commission due Blickman Turkus and Cornish & Carey for this Lease. Upon demand, Tenant or Landlord shall pay all costs, attorneys' fees and damages incurred by the other party as a result of any breach of this warranty.

        10    HOLDING OVER.    If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at one hundred twenty five percent (125%) of the monthly rental rate in effect upon the date of such expiration or termination and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

        11    CONDITION OF PREMISES.    Landlord represents that the Premises (other than the Tenant Improvements to be constructed by Tenant) comply with the requirements of Law, and with the provisions of the Ground Lease as of the date hereof and of the date of completion of the Tenant Improvements. If the Premises (other than the Tenant Improvements to be constructed by Tenant) fail to comply with Laws or the Ground Lease, Landlord shall promptly and with due diligence bring the Premises into compliance, at its sole cost and expense except as provided in Paragraph 6(f). Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Complex other than as set forth herein, or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Complex were at such time in satisfactory condition and in accordance with the requirements of this Lease, including the Work Letter; provided that Tenant's acceptance of the Premises shall not be deemed a waiver of Landlord's obligation to correct "punch list" items existing at the Commencement Date or latent defects in the Premises as provided herein.

        12    ALTERATIONS.

          A.    Subject to the provision in Paragraph 12.B below, Tenant shall make no alterations, decorations, additions or improvements ("Alterations") in or to the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld. Landlord's consent to Alterations shall also state whether the Alterations must be removed upon termination of the Lease. If Landlord fails to respond to Tenant's request for consent within thirty (30) days after such request, Landlord's consent shall be deemed given and Tenant shall not be required to remove the Alterations specfied in Tenant's request upon termination of the Lease. The contractors or mechanics used by Tenant for any Alterations shall be subject to Landlord's reasonable approval. Notwithstanding the foregoing, Landlord's consent is not required for nonstructural Alterations to the Building costing less than Fifteen Thousand and no/100ths Dollars ($15,000.00) with respect to each such Alteration. The amount specified in the preceding sentence shall be adjusted each year on the Adjustment Date in an amount equal to the percentage change in the Index described in Paragraph 4(b).

          B.    Tenant has the right, pursuant to the Work Letter, to install Tenant Improvements described therein, and this paragraph shall not be deemed to amend or modify any rights of Tenant set forth in the Work Letter regarding Tenant Improvements. With respect to Tenant Improvements provided for in the Work Letter, Landlord and Tenant, have agreed which Tenant Improvements (1) shall be Landlord's property and shall not be removed by Tenant upon expiration or termination of the Lease (the "Nonremovable Tenant Improvements"), (2) may be subject to equipment leases or other financing instruments during the term of the Lease but shall be Landlord's property upon expiration or termination of this Lease and shall not be removed by Tenant (the "Leaseable Nonremovable Tenant Improvements"), and (3) may be removed by Tenant at any time during or upon expiration of the Lease term or promptly after sooner termination thereof (the "Removable Tenant Improvements"). EXHIBIT E attached hereto sets forth lists each of the categories of Tenant Improvements. Landlord shall within ten (10) days' after Tenant's request, execute documents reasonably satisfactory to Landlord and the equipment lessor or lender waiving any claim of right, title, or interest in the Removable Tenant Improvements or subordinating Landlord's claim to the equipment lessor's or lender's claim in the case of the Leasable Nonremovable Tenant Improvements, provided that any subordination or waiver shall require the lessor or lender to repair any damage caused by its removal of such items. Tenant shall be responsible for all costs incurred by Landlord and all costs charged by Landlord's lender and by Stanford University in connection with waivers or subordination documents. No lease or term of financing for Leasable Nonremovable Tenant Improvements ("Equipment Lease") shall extend beyond the term of this Lease. Tenant shall purchase or otherwise discharge all payment obligations under any Equipment Lease of, and acquire lien free title to, the Leasable Nonremovable Tenant Improvements on or prior to expiration or earlier termination of this Lease. If Tenant defaults under any Equipment Lease of Leasable Nonremovable Tenant Improvements or fails to acquire lien free title to Leasable Nonremovable Tenant Improvements as required by the preceding sentence, Landlord may, in addition to any other remedies, apply all or any portion of the Additional Deposit to cure such failure.

          C.    Tenant shall not construct any partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Premises or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. Tenant covenants that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction and with all applicable requirements of the Ground Lease. Before commencing any work, Tenant shall give Landlord and Stanford University at least ten (10) days prior written notice of the proposed commencement of such work. Tenant shall, if required by Landlord or Stanford University, secure at Tenant's own cost and expense a completion and lien indemnity bond, reasonably satisfactory to Landlord and Stanford, for such work.

          Tenant further covenants that any mechanic's lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant at the expense of Tenant, by bond or otherwise, within ten (10) days after written notice of the existence of such lien.

          Tenant shall at all times, retain title to and receive any depreciation or tax benefits available from the Alterations installed at Tenant's expense. Tenant shall have the right to remove, and Tenant shall remove any Alterations if Landlord's consent requires removal, any Alterations installed after the Commencement Date provided that such removal shall not cause any structural damage to the Building shell. Tenant shall repair any damage caused by such removal. Such Alterations shall become Landlord's property upon termination of the Lease if they are not removed by Tenant promptly after the expiration or termination of the Lease. Landlord shall have no interest in any of Tenant's personal property, trade fixtures, office machinery and equipment, furniture, movable partitions, Removable Tenant Improvements, or any Alterations which Tenant is permitted to remove from the Premises as provided herein (collectively, "Tenants Property"), and Landlord hereby waives all such interest. Landlord shall, within ten (10) days following Tenant's request, execute any documents, in form reasonably acceptable to Landlord, evidencing Landlord's waiver of all right, title, lien and interest in Tenant's Property located on the Premises. Tenant shall be entitled to all insurance proceeds or condemnation awards paid with respect to Tenant's Property.

          Tenant's Property shall be and remain the property of Tenant, except as otherwise expressly provided in this Lease, and may be removed by Tenant at any time during the Lease term. If Tenant shall fail to remove Tenant's Property from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store such property without liability to Tenant for loss thereof. Tenant shall pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession; or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expenses incident to the removal and sale of said effects. In the event of an early termination of the Lease, through no fault of Tenant, Tenant shall have a reasonable period of time to remove Tenant's Property before Landlord is entitled to remove and store the same.

        13    REPAIRS AND MAINTENANCE.

          (a)    Landlord's Obligations.    Landlord shall keep in good order and repair only the following: (a) the structural parts of the Building, including the foundation, subflooring, exterior walls, roof, and utilities outside the exterior of the Building, (b) the roof membrane, (c) all paved areas, including parking lot and walkways, (d) exterior landscaping, and (e) the bridge traversing Barron

  Creek as shown on EXHIBIT A. Tenant shall promptly notify Landlord in writing of any items which need maintenance, replacement or repair. Landlord shall be solely responsible for costs of repair, maintenance, and replacement of the structural parts of the Building described in item (a) and for costs of repair, maintenance, and replacement of the roof membrane except as provided below. Notwithstanding the foregoing, the cost of an annual inspection of the roof membrane and the cost of routine maintenance thereof recommended by the inspector shall be a Property Expense. If during any extended term of this Lease, the roof membrane requires replacement in part or whole as a result of wear and tear (as opposed to damage or destruction from any cause other than activities of Tenant, its employees, agents, or contractors, which is dealt with in Paragraph 21 below), Landlord shall replace the same. Upon completion of such replacement, Landlord shall notify Tenant of the amount of the cost thereof. Tenant shall have no liability for any portion of the cost of replacement of any portion of the roof membrane to the extent such cost exceeds the cost of replacement of the portion of the roof replaced by membrane of similar grade to that originally installed on the Building and with a specified useful life not greater than the original roof membrane. The portion of such replacement cost for which Tenant is liable shall be amortized over the estimated useful life of such roof, which useful life for purposes of these calculations shall be no less than 10 years. Tenant shall thereafter pay as a Property Expense such amortized portion of the cost of replacement on a monthly basis pursuant to Paragraph 47 below. Tenant shall be solely responsible for any repairs or replacement to the extent arising from activity of Tenant, its employees, agents, or contractors on the roof.

          Costs of maintenance, repair, and replacement (except to the extent any of such costs relate to costs which must be capitalized under generally accepted accounting principles) for items (c) through (e) above shall be chargeable to Tenant pursuant to Paragraph 6 and 47. Such costs which must be capitalized under the generally accepted accounting principles shall be borne solely by Landlord. Costs charged to Tenant shall not exceed fair market value for materials and services provided. If Landlord fails to perform any needed maintenance, replacement or repair within thirty (30) days, or to repair roof leaks within fifteen (15) days, after written notice from Tenant to Landlord and Landlord's lender, if any, or if a longer period is needed to complete, to commence physical maintenance and repair activity within the applicable period specified above and diligently pursue completion thereafter, Tenant may perform such work at Landlord's expense. Tenant shall concurrently provide copies of such notices to any lender of Landlord whose name and address has been provided to Tenant. Landlord shall reimburse Tenant upon demand for all reasonable expenses incurred by Tenant in performing such work, together with interest at the rate of two percent (2%) plus the Bank of America prime rate from the-date-incurred until paid.

          (b)    Tenant's Obligations.

            (i)    Subject to the provisions of Paragraph 13(a) Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof, other than portions to be maintained by Landlord pursuant to Paragraph 13(a), in good condition and repair to the standard of maintenance kept by Landlord for the balance of the Complex, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. If any portion of the Premises to be maintained by Tenant is subject to warranty by the supplier or manufacturer, Landlord will cooperate with Tenant in obtaining and enforcing the warranties. Tenant shall not be liable for repair of "punch list" items as provided in the Work Letter or for repair of latent construction defects in the Premises for work performed by or for Landlord. Landlord, at its sole expense shall perform such "punch list" repairs.

            (ii)   Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in good, clean condition and repair, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted, and with all plumbing, electrical, HVAC and mechanical systems in good working order, all carpets cleaned and shampooed, interior wall damage repaired, and damaged ceiling tiles, light fixtures, window blinds, and other damaged fixtures replaced. Any process or other systems which are left in the Premises and to which Removable Tenant Improvement was attached shall be cleaned and capped and in good operating condition. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

        14    LIENS.    Tenant shall keep the Premises and the Complex free from any liens arising out of the work performed, materials furnished or obligations incurred by Tenant. Tenant shall remove all liens within ten (10) days after written notice from Landlord at the cost and expense of Tenant.

        15    ENTRY BY LANDLORD.    Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply any services required hereunder, to submit the Premises to prospective purchasers, lenders, or to prospective tenants during the last six (6) months of the term, to post notices of nonresponsibility, to alter, improve or repair the Premises or any portion of the Complex to the extent required by this Lease, the Ground Lease, or by Laws, all without being deemed guilty of an eviction of Tenant and without abatement of rent, and may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of the Tenant shall be interfered with as little as is reasonably practicable. Landlord shall be required to give at least twenty-four (24) hours written notice, except in an emergency. Landlord shall follow Tenant's reasonable security and or safety regulations, and, if Tenant so requests, shall be accompanied at all times by an employee of Tenant. If Landlord enters the Premises for any reason, such entry shall be at Landlord's risk unless Landlord is accompanied by an authorized representative of Tenant, in which case such entry is at Landlord's risk except to the extent any damage or injury is due to Tenant's negligence or willful misconduct. Landlord's entry on the Premises shall be subject to Landlord's indemnity obligations under Paragraph 16(b). Landlord and Tenant have agreed that Landlord is under no responsibility to attempt to enter the Premises in the event of an emergency or threatened emergency. Tenant hereby waives any claim for damages, for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except due to the negligence or willful misconduct of Landlord or its agents or employees or if Landlord violates any of the provisions contained herein. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said door in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

        16    INDEMNIFICATIONS.

          (a)    Tenant's Indemnification of Landlord.    Tenant shall indemnify, defend and hold harmless Landlord against and from any and all liabilities, claims, causes of action, demands, judgments, losses, damages, liens, orders, governmental directives, penalties, fines, environmental response claims or costs or natural resource damages, attorneys' and consultants' fees, costs and expenses (collectively "Liabilities") arising from Tenant's use of the Premises or the conduct of its business thereon or from any activity, work done, permitted or suffered by the Tenant in or about the Premises, provided, however, unless the Liability is due solely to the negligence of Tenant or its agents, contractors, or employees, this indemnification, defense and hold harmless obligation shall not include any activity, work done, permitted or suffered by the Tenant (1) at the request of Landlord, Stanford University, a government entity or some other third party and which does not arise out of Tenant's use of the Premises or the conduct of its business thereon, (2) in connection with the Underground Contamination, the Remedial Action Plan or the RWQCB Orders, as

  defined in Paragraph 48(a), or (3) performed by any party other than Tenant, its agents, employees, contractors or subtenants not at the request, of Tenant. Tenant shall further indemnify, defend and hold harmless Landlord against and from any and all Liabilities arising from any breach or default in the performance of any obligation of Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Tenant, or of its agents or employees. In the event that Tenant's obligation hereunder to defend any Liabilities arises, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As used herein, the term "response" shall have the same meaning as defined in Section 101 of CERCLA, as amended (42 U.S.C. Sec. 9601).

          Without limiting the generality of the foregoing, Tenant shall indemnify, defend and hold Landlord harmless from any Liabilities arising from, and shall perform (or cause others to perform) all investigation and remediation required by law, any governmental or court order, directive, or injunction or the Ground Lease with respect to any Hazardous Materials released, emitted or discharged by Tenant or its agents, employees, contractors or subtenants; however, this indemnification, defense and hold harmless obligation shall not include any Liabilities or any investigation or remediation in connection with the Underground Contamination, Remedial Action Plan or the RWQCB Orders, as defined and described in Paragraph 48(a). Tenant shall also be responsible for, and shall indemnify, defend and hold Landlord harmless from any Liabilities arising from the migration of Hazardous Materials from the Premises to other property to the extent that the Hazardous Materials in question were released, emitted, or discharged, by Tenant or its agents, employees, contractors or subtenants; however, this indemnification, defense and hold harmless obligation shall not include any Liabilities or any investigation or remediation in connection with the Underground Contamination, Remedial Action Plan, or the RWQCB Orders, as defined and described in Paragraph 48(a).

          Tenant shall contract directly for removal of its medical, solvent, and tissue waste and other Hazardous Materials used by Tenant on the Premises. Tenant shall have the right to construct the Containment Facility in the Common Area in a location approved by Landlord; provided that the design, location, and operation and use of the Containment Facility shall comply with applicable Law (including without limitation applicable Palo Alto zoning ordinances, and all applicable Laws regulating Hazardous Materials storage and handling) and provided that the Containment Facility is permitted by site coverage or floor area restrictions of Palo Alto zoning ordinances. Prior to surrender of the Premises to Landlord, Tenant shall comply with all governmental environmental closure requirements applicable to and arising solely from Tenant's activities on the Premises. Tenant shall provide Landlord with a copy of any closure plan and certificate or other documentation of closure of the Premises prepared by Tenant for submittal to government regulatory agencies pursuant to such requirements. Without limiting the foregoing, any waste and materials from Landlords demolition of Tenant Improvements or Alterations or other Tenant's Property remaining on the Premises after expiration or termination of this Lease (but excluding any demolition waste from a source other that Tenant) must meet criteria in effect at the date of expiration or termination of this Lease for lawful disposal in a Class 3 (or then equivalent) waste disposal site.

          (b)    Landlord's Indemnification of Tenant.    Landlord shall indemnify, defend and hold harmless Tenant against and from any and all Liabilities, other than any arising from Hazardous Materials (Landlord's obligations regarding Hazardous Materials are set forth in Paragraph 48 below), arising from the Complex Common Areas and all other areas within the Complex which are outside the Premises, and shall further indemnify, defend and hold harmless Tenant against and from any and all Liabilities arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, irrespective of when or where the Liabilities arise or the portion of the Complex involved, or arising from any act, neglect, fault or omission of the Landlord, or of its agents or employees. In the event that Landlord's obligation hereunder to defend any Liabilities arises, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. Landlord shall indemnify, defend and hold harmless Tenant against and from any and all Liabilities arising from the active neglect or willful misconduct or intentional failure of Landlord to observe any of the terms and conditions of this Lease.

          (c)    Tenant's Release and Indemnification of Stanford.    Tenant covenants and agrees that Stanford University shall not be liable to Tenant, for any loss, injury, death or damage to persons or property or otherwise, including without limitation, loss or damage to the Premises or the Building, and attorneys' fees, whether direct or consequential, regardless of cause, which at any time may be suffered or sustained by Tenant in, on, or about the Complex, except to the extent any such loss, injury, death or damage is caused by the affirmative acts, active negligence or willful misconduct of Stanford University. Tenant hereby waives all claims against Stanford University for damages to the Premises and to the property of Tenant in, upon or about the Premises, and for injuries to persons or property in or about the Premises, regardless of cause, except to the extent any such loss, injury, death or damage is caused by the affirmative acts, active negligence, or willful misconduct of Stanford University.

          Tenant shall indemnify, defend and hold harmless Stanford University against and from any and all Liabilities arising from Tenant's use of the Premises or the conduct of its business thereon or from any activity, work done, permitted or suffered by Tenant in or about the Premises including any Liabilities to the extent arising from Hazardous Materials released, emitted, or discharged by Tenant or its agents, employees, contractors or subtenants. Without limiting the generality of the foregoing, Tenant agrees that the provisions of this Paragraph 16(c) apply to all Hazardous Materials used, stored, generated, treated, disposed or released ("Used") on, in or under the Premises by Tenant and that Tenant will indemnify, defend, and hold harmless, Stanford University against and from any Liabilities on account of such Hazardous Materials Used by Tenant and that Tenant will remove any Hazardous Materials Used on, in or under the Premises by Tenant, its agents, employees, contractors or subtenants in a safe and prudent manner and within a time that is agreed to by Stanford University. The parties hereto recognize and agree that from time to time Stanford University in its reasonable discretion may require the removal of Hazardous Materials or other remediation even though such Stanford University requirements are in excess of or in the absence of applicable governmental requirements. Any dispute with regard to such Stanford University removal or remediation requirements that are in excess of or in the absence or applicable governmental requirements shall be subject to arbitration pursuant to the terms of Paragraph 38 of the Ground Lease; provided however that if there is a contemporaneous dispute with regard to governmental required remediation of Hazardous Materials, then Stanford University may join the dispute with regard to its independent requirements with a legal action in a court of competent jurisdiction with respect to the government required remediation instead of the arbitration.

          Tenant's indemnification, defense and hold harmless obligation set forth in this subparagraph 16(c.) shall not apply to the extent any such liability arises from the affirmative acts, active negligence or willful misconduct of Stanford University or from the presence of Hazardous Materials in, on or about the Premises not caused by Tenant, its agents, employees, contractors or subtenants. Unless the liability is due solely to the negligence of Tenant or its agents, contractors, or employees, Tenant's indemnification, defense and hold harmless obligation set forth in this subparagraph 16(c) further shall not include any activity, work done, permitted or suffered by the Tenant (1) at the request of Landlord, Stanford University, a government entity or some other third party and which does not arise out of tenant's use of the Premises or the conduct of its business thereon, (2) in connection with the Underground Contamination, the Remedial Action

  Plan or the RWQCB Orders, as defined in Paragraph 48(a), or (3) performed by a party other than Tenant, its agents, employees, contractors or subtenants not at the request of Tenant. If Stanford University proposes removal or other remediation requirements for Hazardous Materials released on or under the Complex by Tenant, its agents, employees, contractors, or subtenants, which are in excess of applicable government requirements and in Landlord's and Tenant's reasonable judgment, such proposed requirements are infeasible or otherwise unreasonable, Landlord shall cooperate with Tenant in contesting, or shall assign to Tenant the right to contest, such proposed requirements pursuant to the arbitration provisions of Paragraph 38 of the Ground Lease.

          As used in this Paragraph 16(c), Stanford University shall include and be deemed to include The Board of Trustees of the Leland Stanford Junior University and its trustees, directors, officers, employees, faculty, students, agents, affiliated organizations and insurance carriers, if any.

          (d)    Definition of Hazardous Materials.    As used herein, the term "Hazardous Materials" shall mean any substance or material which has been determined or is hereafter determined by any state, federal or local governmental agency or regulatory body to be capable of posing a risk of injury to health, safety and/or property, including, but not limited to, all those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the California Water Resources Control Board, the U.S. Department of Labor, the California Department of Industrial Relations, the U.S. Department of Transportation, the California Department of Food and Agriculture, the Consumer Product Safety Commission, the U.S. Department of Health and Human Services, the California Department of Health Services, the U.S. Food and Drug Administration, or any other local, state or federal governmental agency or authority or regulatory body now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term "Hazardous Materials" shall include all of those wastes, materials or substances listed, characterized or defined as hazardous or toxic pursuant to Title 22 of the Calfornia Code of Regulations, Division 4, Chapter 30, as the same may be amended from time to time, and any other hazardous or toxic substance, material or waste, including bacteria, viruses or other organisms, or medical wastes, which is or becomes regulated by any local governmental authority, any agency of the State of California or any agency of the United States Government, as the above may be amended from time to time.

          (e)    No Liability of Tenant for Underground Contamination.    Notwithstanding any other provision in this Paragraph 16, Tenant shall in no way be responsible or liable in any respect for Underground Contamination, as defined in Paragraph 48(a) below, or any other condition of pollution in the environment in connection with the Premises existing prior to the Commencment Date not caused by Tenant, except to the extent, but only to the extent, that the affirmative acts of Tenants, its agents, employees, contractors, or subtenants contribute to or exacerbate the release or migration from the Premises of the Underground Contamination or other such condition of pollution existing prior to the Commencement Date.

          (f)    Survival.    The indemnification, defense and hold harmless provisions of this Paragraph 16 shall survive any cancellation, expiration or termination of this Lease.

        17    DAMAGE TO TENANT'S PROPERTY.    Neither Landlord nor its agents shall be liable for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, unless the same is caused by the negligence or willful misconduct of the Landlord (and not covered by any insurance available to Tenant) or by latent defects in the Premises. Notwithstanding the foregoing, Landlord shall not interfere with Tenant's light, air and view. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or of defects therein or in the fixtures or equipment.

        18    WAIVER OF SUBROGATION.    Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby release each other from any claims against the other for injury or death to persons or damage to property occurring in, on, or about the Premises, and to the fixtures, personal property, Tenant Improvements, and Alterations of either Landlord or Tenant in or on the Premises that are caused by or result from any risks actually covered by any insurance policies required by this Lease, that are actually covered by any other insurance carried by either party, or that would typically be covered by any policies required by this Lease (whether or not such policies have been obtained), regardless of the negligence or other conduct of the party causing the harm. Each party shall notify the carrier of its insurance of the existence of this waiver and shall use best efforts to cause each insurance policy obtained by it to provide that the carrier waives all right of recovery by way of subrogation against the other party in connection with any damage covered by any policy.

        19    LIABILITY INSURANCE.    Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease, a policy of comprehensive general liability insurance insuring Landlord, Tenant, and Stanford University, its trustees, officers, agents, and employees against any liability arising out of the ownership, use, occupancy, maintenance, repair or improvement of the Premises. Such insurance shall provide $5,000,000.00 combined single limit for bodily injury and property damage and shall be subject to adjustment as provided in the Ground Lease. Tenant's liability insurance shall comply with all requirements for liability insurance set forth in Section 12 of the Ground Lease, including obtaining environmental protection liability insurance as required by that article, subject to the following conditions regarding environmental protection liability insurance. Tenant's obligation to obtain environmental impairment liability insurance is subject to the following conditions: (1) Tenant shall be required to obtain such insurance only if required to do so by Stanford pursuant to the terms of the Ground Lease; (2) Landlord shall cooperate with Tenant, including executing such evidence of consent or assignment as may be required, in contesting any requirement by Stanford to obtain such insurance if in the Landlord's and Tenant's reasonable judgment such insurance is not available at commercially reasonable rates; (3) such insurance covers only costs of response arising from a release or threatened release of Hazardous Materials on the Premises for which Tenant is responsible under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant hereunder, and Tenant is responsible for ensuring that the amount of liability insurance carried by Tenant is sufficient for Tenant's purposes. If Stanford University notifies Landlord that it proposes increasing the liability insurance requirements pursuant to the Ground Lease, Landlord shall notify Tenant and shall provide Tenant the opportunity to take part in any arbitration preceeding concerning the proposed limit if Tenant believes the proposed limit is excessive or unreasonable. Landlord may also require increases in liability insurance limits if Landlord believes the limit prescribed is insufficient and the amount required by Landlord is reasonable compared to insurance customarily required by landlords of comparable buildings in Palo Alto, Cupertino, Menlo Park, and Mountain View. Tenant shall obtain liability insurance in the amount required by Landlord. Tenant may carry said insurance under a blanket policy, satisfactory to Landlord. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated XII or better in "Best's Insurance Guide." Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with evidence satisfactory to Landlord of payment of premiums. No policy shall be cancelable or subject to reduction of coverage except after sixty (60) days prior written notice to Landlord. Tenant acknowledges and agrees that insurance coverage carried by Landlord will not cover Tenant's property within the Premises or the Complex and that Tenant shall be responsible, at Tenant's sole cost and expense, for providing insurance coverage for Tenant's movable equipment, furnishing, trade fixtures and other personal property in or upon the Premises or the Complex, and for any alterations, additions or improvements to or of the Premises or any part thereof made by Tenant, in the event of damage or loss thereto from any cause whatsoever.

        20    OTHER INSURANCE TO BE MAINTAINED BY TENANT.    Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory, and trade fixtures, for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured unless the casualty occurs during the last year of the term or unless Landlord or Tenant elect to terminate the Lease pursuant to Paragraph 21.

        Tenant shall also maintain (i) a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with all laws, and (ii) a policy of business interruption insurance.

        21    DAMAGE OR DESTRUCTION.

          (a)   If the Premises are partially damaged or destroyed by an insured casualty, subject to the provisions below, Landlord shall restore the Premises, and such damage or destruction shall not terminate this Lease. Landlord shall restore the Building and all Tenant Improvements constructed with the funds of Landlord to the condition in which they existed immediately prior to the casualty. Landlord shall not be required to rebuild if the risk is not insured against by the All-Risk insurance provided for in Paragraph 6(b) or if the insurance carrier fails to pay any loss covered by the policy. If damage to the Premises exceeds eighty percent (80%) of the replacement value of the Premises (including excavation and foundation), and the estimated time of reconstruction exceeds eighteen (18) months, Landlord shall have the right to terminate this Lease by written notice to Tenant. Landlord shall notify Tenant within sixty (60) days after the casualty of the estimated time to complete repairs and restoration and Landlord's election to terminate or continue the Lease if applicable. Tenant may terminate the Lease by written notice to Landlord within thirty (30) days after Landlord's notice if the estimated time of restoration of the Premises, including for these purposes the parking areas benefitting the Premises, exceeds eighteen months (18).

          (b)   Upon any termination of this Lease under any of the provisions of this Paragraph, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to the Landlord except for items which have therefore accrued and are then unpaid.

          (c)   In the event of repair, reconstruction and restoration as herein provided, the Rent to be paid under this Lease shall be abated proportionally in the ratio which Tenant's use of the Premises is impaired, commencing as of the date of such destructive event and continuing during the period of such repair, reconstruction or restoration. Significant contamination of the Premises by Hazardous Materials, other than Hazardous Materials released, emitted, discharged, stored or used by Tenant, which materially interferes with Tenant's use of the Premises shall be considered damage or destruction of the Premises, and Tenant shall have the same rights of rent abatement and termination for such contamination as for other forms of damage or destruction. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

          (d)   Notwithstanding anything to the contrary contained in this Paragraph 21, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage occurs during the last twelve (12) months of the term of this Lease or any extension thereof unless

  Tenant has timely exercised or within thirty (30) days after such damage exercises any options to further extend the term.

          (e)   If during the last eighteen (18) months of the initial term of the Lease or any extension, the Complex is damaged or destroyed to the extent of fifty percent (50%) or more of the replacement value of all buildings and other improvements in the Complex, Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days after the destructive event. Notwithstanding the foregoing, if at the time of such destruction Tenant has any options to further extend the term, then Landlord shall not have the right to so terminate if Tenant within thirty (30) days after such destruction exercises any such option to extend. If Landlord elects to terminate the Lease due to damage or destruction of the Complex but Landlord would not otherwise have the right to terminate the Lease due to damage to the Premises, Landlord shall reimburse Tenant for Tenant's moving and similar relocation cost, and the excess of (1) the unamortized portion of Tenant Improvement Cost paid by Tenant under the Work Letter such amortization being over a period not exceeding the initial term of the Lease over (2) insurance proceeds actually paid to Tenant for such Tenant Improvements (including proceeds assigned to Tenant pursuant to Paragraph 6(b)) as a result of the event causing such damage, less any applicable deductible amount.

          (f)    If utility services to the Premises are interrupted due to damage or destruction to utility facilities on or off the Premises, which interruption materially interferes with the conduct of Tenant's business for longer than seven (7) business days, and such damage or destruction is or can be covered by Landlord's All-Risk policy covering the Premises if Tenant pays any additional endorsement costs thereto, such interruption shall be treated as partial destruction of the Premises and Tenant shall be entitled to abatement of rent as provided in Paragraph 21(c) above. Furthermore, Tenant shall have the right to terminate this Lease if in the opinion of Landlord's engineer or architect or the applicable governing authority such interruption will not be corrected or restored within eighteen (18) months or if in fact interruption is not actually corrected or restored within eighteen (18) months.

          (g)   The provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of the State of California are hereby waived by Landlord and Tenant.

        22    EMINENT DOMAIN.

          (a)   If the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority, by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, this Lease shall terminate effective as of the date possession is required to be surrendered to said authority. In the event of such taking, the parties shall be entitled to receive such portion of any award made for such taking allocated to each party either in such condemnation action or by separate proceedings for such purpose. Tenant shall have the right to participate in any condemnation proceedings and shall be entitled to condemnation proceeds based only on (i) the value of the condemned improvements which Tenant has the right to remove from the Premises, (ii) the unamortized value of any improvements installed at Tenant's direct expense which are not removed, (iii) Tenant's trade fixtures, and (iv) the value of Tenant's leasehold estate. For the purposes of this provision, the "value of the Tenant's leasehold estate" shall be the discounted value at the time of condemnation of the amount by which the fair market rental value of the Premises (as defined in Paragraph 2(c)) exceeds the Rent which would otherwise be due assuming a CPI increase of five percent (5%) per year, over the balance of the then existing term of the Lease. The discount rate for such calculation shall be the discount rate explicitly or implicitly used by the condemning authority in calculating the value, but if no discount rate is used, the rate prescribed in Paragraph 6(f) to amortize improvements. Landlord shall have no interest in any separate award made to Tenant for Tenant's moving or relocation costs or for loss of goodwill as consequence of relocation.

          (b)   If a portion of the Premises is taken but such taking does not substantially interfere with Tenant's use and occupancy of the Premises, this Lease shall continue in effect. Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and Rent (and future Rent adjustments) shall be abated in proportion to the square footage of space in the Premises that has been taken. In the event of such partial taking, Landlord shall be entitled to the entire amount of any award without deduction for any estate or interest of Tenant. Any award paid to Landlord for a partial taking shall used for the restoration of the Premises.

          (c)   If the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof are subject to a temporary taking, either Landlord or Tenant may terminate this Lease by written notice to the other if and only if such temporary taking will exceed a period of eighteen (18) months. If neither party elects to terminate this Lease due to a temporary taking, Tenant shall be entitled to the entire amount of any award made for a temporary taking of all or any portion of the Premises.

          (d)   If any portion of the parking area is taken by eminent domain or other condemnation, Landlord shall, at its sole expense, provide Tenant with the number of parking spaces required by Paragraph 34 within a reasonable distance of the Premises. If Landlord does not provide such parking, the rent shall be abated equitably to reflect the reduced utility of the Premises.

          (e)   Nothing contained in this Paragraph 21 shall be deemed to give Landlord any interest in any specific award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for relocation expenses.

        23    DEFAULTS AND REMEDIES.

          (a)   The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

            (i)    The abandonment of the Premises by Tenant. Abandonment is herein defined as any absence by Tenant from the Premises for thirty (30) days or longer while in default of any material provision of this Lease.

            (ii)   The failure by Tenant to make any payment of Rent hereunder, as and when due, and where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under the California Code of Civil Procedure regarding unlawful detainer actions.

            (iii)  The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in (i) or (ii) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161. If the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.

            (iv)  (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; (3) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days; or (4) the filing by or against Tenant of a petition in bankruptcy where such petition is not dismissed within sixty (60) days.

          (b)   In the event of such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the right to terminate this Lease. If Landlord elects to terminate this Lease, Landlord may recover from Tenant:

            (i)    The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

            (ii)   The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

            (iii)  The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss Tenant proves could be reasonably avoided; plus

            (iv)  Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

          As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the prevailing discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus five percent (5%), but not more than the maximum rate permissible by law. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c)   In the event of Tenant's default, Landlord shall also have the right to maintain Tenant's right to possession whether or not Tenant has abandoned the Premises, and in such event, Landlord shall be entitled to enforce all of Tenant's obligations and to recover Rent as it becomes due.

          (d)   In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this subparagraph shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

          (e)   The failure by Tenant to make any payment of Property Expenses required to be made by Tenant hereunder, as and when due, within three (3) business days after written notice thereof by Landlord to Tenant, shall constitute a default. In the event of such default, Landlord shall have the remedies in Paragraphs (b), (c), and (d) above and the right to bring an action against the Tenant to collect such sums.

        24    ASSIGNMENT AND SUBLETTING.    Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part of Tenant's interest in the Lease or in the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord's consent shall not be required for any sublease of all or any portion of the Premises, provided that the use proposed by the subtenant is consistent with the permitted uses under this Lease. Any attempted assignment, transfer, mortgage, or encumbrance without such consent shall, at the option of Landlord, constitute grounds for termination of the Lease. Landlord shall respond to Tenant's request for consent within five (5) days or Landlord's consent shall be deemed given; provided that while the original Landlord is the Landlord hereunder, if either general partner of Landlord (Charles J. Keenan III or John B. Lovewell) are not available on the date of the request, Landlord shall have ten (10) days to respond to Tenant's request for consent. Tenant may assign the Lease or sublet the Premises to the following entities without obtaining the Landlord's consent ("Permitted Transfers"): (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization, purchase or exchange of stock, or (iii) a purchaser of substantially all of Tenant's assets located at the Premises; provided that in the event of an assignment or other transfer of the Lease described in (i), (ii), or (iii), the obligations of such assignee under this Lease shall be guaranteed by the guarantors (the "Guarantors") of Tenant's obligations under this Lease and such assignee and guarantors collectively shall have creditworthiness, in Landlord's reasonable judgment, immediately after such transfer which is at least equal to the creditworthiness of Tenant and such guarantors at the time of such transfer of the Lease. For purposes of this Lease, a sale of Tenant's capital stock through any public exchange or private placement should not be deemed an assignment, subletting or any other transfer of the Lease or the Premises. Any proposed subletting is also subject to any rights of Stanford University under the Ground Lease, such as rights of first refusal and approval of leases.

        No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder; provided, however, that Tenant shall be released of obligations under this Lease upon assignment pursuant to Permitted Transfers if the obligations of the assignee as tenant are guaranteed by the Guarantors and such assignee and Guarantors collectively meet the creditworthiness requirements for Permitted Transfers in the preceding paragraph. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent of any assignment or subletting.

        Each subletting or assignment shall be by an instrument in writing in form reasonably satisfactory to Landlord and shall be executed by the sublessor or assignor and by the sublessee or assignee in each instance, as the case may be, and each sublessee or assignee shall agree in writing for the benefit of the Landlord herein to assume and be bound by the terms, covenants, and conditions of this Lease to be done, kept and performed by the Tenant. Terms, covenants, or conditions to be assumed by a sublessee of less than the entire Premises shall apply only with respect to that portion of the Premises sublet by such party or to its actions or activities. One executed copy of such written instrument shall be delivered to the Landlord.

        25    SUBORDINATION.    This Lease shall be subject and subordinate at all times to the Ground Lease, and to the lien of any mortgages or deeds of trust now placed on or against the Premises or on Landlord's interest or estate therein, or portion thereof, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided, however, that at the election of Stanford, or the deed of trust holder, as the case may be and so long as Tenant is not in default, the terms of the Lease shall not be affected by termination proceedings in respect to the Ground Lease or foreclosure or other proceedings under such mortgages or deeds of trust. Tenant hereby agrees at the written request of Stanford University under such Ground Lease or the purchaser of the Premises in such foreclosure or other proceedings, to attorn to Stanford University or to such purchaser or, at Stanford University's or such purchaser's option, to enter into a new lease for the balance of the term hereof upon the same terms and provisions as are contained in this Lease; so long as the landlord under such attornment recognizes all Tenant's rights hereunder. This Lease shall also be subject to or subordinate to any lien, mortgage, deed of trust, or security interest hereafter affecting the Premises, and Tenant shall execute any documents subordinating this Lease at the request of the holder of such lien as security interest, provided that lender or other holder of the interest to which this Lease shall be subordinated executes a recognition and non-disturbance agreement with Tenant which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant's rights hereunder. Further, Tenant shall have no obligation to attorn to any successor-in-interest nor to execute any documents evidencing attornment, unless the successor-in-interest or ground lessor in question assumes, in writing, all of the obligations of the Landlord under this Lease. Landlord shall not amend the terms of the Ground Lease to increase or expand Tenant's obligations or diminish Tenant's rights under the Lease without the consent of Tenant, which shall not be unreasonably withheld. Tenant shall not be obligated to perform any increased or expanded obligations if Tenant has not consented.

        26    ESTOPPEL CERTIFICATE; FINANCIAL INFORMATION.    Tenant or Landlord shall, at any time and from time to time upon not less than ten (10) days' prior written notice from the other party, execute, acknowledge and deliver to that party a statement in writing (i) certifying that the Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that the Lease as so modified, is in full force and effect) and the amount of monthly Rent and dates to which the rental and other charges are paid in advance, if any, (ii) acknowledge that there is not, to that party's knowledge, any uncured default on the part of the other party hereunder, or specifying such default, if any, that are claimed, and (iii) such other information as may be reasonably required by the receiving party. Tenant shall also provide, from time to time, upon not less than ten (10) days written notice, financial statements regarding Tenant's and the Guarantors' income and net worth, such as most recent annual and quarterly statements, as may be requested by Landlord in connection with financing or sale of the Complex. Any such statement may be relied upon by a prospective purchaser or encumbrancer of the Premises.

        Either party's failure to deliver such statement within such time shall be conclusive upon that party (i) that this Lease is in full force and effect, without modification except as may be represented by that party, (ii) that there are no uncured defaults in the other party's performance, and (iii) that not more than one month's rental has been paid in advance.

        27    CONFLICT OF LAWS.    This Lease shall be governed by and construed pursuant to the laws of the State of California.

        28    SUCCESSORS AND ASSIGNS.    This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

        29    SURRENDER OF PREMISES.    The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

        30    ATTORNEYS' FEES.    If either party should bring an action at law or in equity or commence arbitration under this Lease to enforce any provision of this Lease or Work Agreement and Allowances, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

        31    PERFORMANCE BY TENANT.    All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense, except as set forth in this Lease. If Tenant shall fail to pay any sum of money, other than Rent or Property Expenses, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure constitutes a default under the Lease as provided in

Paragraph 23, Landlord may, without waiving or releasing Tenant from any obligations of the lease, but shall not be obligated to make, make any, such payment or perform any other such action on Tenant's part to be made or performed as provided in this Lease. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of two (2%) percent per annum plus Bank of America prime rate then in effect but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

        32    DEFINITION OF LANDLORD.    The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the leasehold estate under the Ground Lease, and in the event of any transfer, assignment or other conveyance ("Transfer") of any such leasehold estate, the Landlord herein named (and in the case of any subsequent transfers, the then transferor) shall be freed and relieved of all liability acruing after such Transfer in respect to the performance of any covenants or obligations on the part of Landlord, upon written agreement by the transferee of such title to assume and observe and perform any and all obligations of the Landlord hereunder during its ownership of the Premises. A Landlord shall be relieved from obligations arising prior to the date of such Transfer only if expressly assumed by the transferee of title and released by the Tenant, but liability of the transferor after Transfer, if not relieved, shall be limited to the amount of its net cash proceeds realized from such Transfer after payment of liens, encumbrances, and expenses of sale ("Net Cash Proceeds"). A landlord shall be relieved of liability to return any Security Deposit or Additional Deposit only if it transfers such deposit to its successor. Notwithstanding the foregoing, a transferee shall be automatically liable for covenants and obligations of Landlord which accrued prior to and which accrue after such transfer without the necessity of executing any express assumption with Landlord or Tenant. If a mortgagee or beneficiary under a deed of trust encumbering the Premises ("Lender") acquires Landlord's interest in this Lease by foreclosure, deed in lieu of foreclosure, or other means, Lender shall take Landlord's interest subject to all provisions of this Lease and shall, so long as it holds such interest, be liable for obligations of Landlord during the period of its ownership, but shall not be liable with respect to obligations which accrue after Lender's assignment of the Landlord's interest in the Lease. A Lender shall have no personal liability under this Lease during its period of ownership, and any liability or obligation of Lender under this Lease may be satisfied only by levying judgment against the Lender upon the Complex or upon the rents payable to the Lender from leases of the Complex.

        33    WAIVER.    The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained nor shall any custom or practice which may arise between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

        34    PARKING.    Tenant shall have the right to park in the Complex parking facilities in common with other tenants of the Complex. Tenant shall be entitled to the use of 178 parking spaces (or 3.3 spaces per 1000 square feet of the Premises if a portion has been taken by eminent domain and the Lease has not been terminated). If at any time during the Lease term, Tenant is unable to use Tenant's share of Complex parking due to a disproportionate use of such parking facilities by other tenants of the Complex or any other parties, Landlord shall use diligent efforts to enforce Tenant's right to use such number of parking spaces. Landlord agrees it shall not grant parking rights in the Complex in excess of the total number of available parking spaces in the Complex minus 178. To the best of Landlord's knowledge, the number of available parking spaces in the Complex complies with all governmental regulations in effect at the time the Building was constructed. Tenant shall not at any time park, or permit the parking of Tenant's vehicles or the vehicles of Tenant's employees, suppliers, or others, in any portion of the Complex not designated by Landlord for such use by Tenant or designated by Landlord for the use of visitors to the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. Tenant hereby authorizes Landlord, at Tenant's sole expense, to tow away from the Complex after one (1) day prior written notice any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles.

        35    RIGHT TO PURCHASE AND LEASE.

          35.1    Right of First Offer to Lease.    During the initial term, Tenant shall have the right of first offer for space in Building 2 and Building 3 of the Complex, commonly known as 4005 and 4009 Miranda Avenue. If at any time during the initial term of this Lease, space becomes available in Building 2 or Building 3 due to expiration or termination of a lease, Landlord shall notify Tenant of the terms upon which Landlord would be willing to lease any such space including the base rent, tenant improvement allowance, term, minimum space available, and such other terms as may be relevant ("Landlord's Offer"). Tenant shall have fifteen (15) days after receipt of Landlord's Offer to notify Landlord ("Tenant's Notice") of the space which Tenant desires to lease ("Expansion Space"). If Tenant notifies Landlord it desires to lease the Expansion Space but Landlord and Tenant do not agree on the rental rate, then the rental rate shall be the fair market rental rate determined according to the procedures for determining the fair market rental value for the Premises during an option period as set forth in Subparagraphs 2(c) and 2(d) of this Lease. Within thirty (30) days thereafter, Landlord and Tenant shall enter into a lease for the Expansion Space on the terms set forth in Landlord's Offer, with Rent determined as provided in the preceding sentence if applicable. The form of lease for the Expansion Space shall be substantially the same as this Lease (other than as may be modified by the terms of Landlord's Offer). If Tenant does not deliver Tenant's Notice within such fifteen (15) day period, or if Landlord and Tenant, through no fault of Landlord, fail to enter into a lease for the Expansion Space within such thirty (30) day period, Tenant shall be deemed to have rejected Landlord's Offer, and Landlord may thereafter lease the offered space to a third party tenant on such terms as Landlord and the third party may agree. Rejection of Landlord's Offer shall be a rejection of that offer only and shall not terminate the right of first offer with respect to other space or later offers of the same space during the term of the Lease. Landlord will notify Tenant from time, to time of vacant space in the Complex which is or will be offered for lease, but Landlord shall have no liability to Tenant for Landlord's failure to do so.

          35.2    Second Right of Offer and Refusal For Sale.

            (A)    Tenant's Second Right of Offer and Refusal to Purchase 4001 Miranda.    If, at any time during the Lease term, Landlord intends to sell, transfer or assign its interest in the Building (4001 Miranda Avenue) (the "4001 Miranda Building") independently from the balance of the Complex, then Landlord shall offer to Tenant as provided in this Paragraph the opportunity to purchase the 4001 Miranda Building, provided that such right is subject and subordinate to any rights of Stanford under the Ground Lease. Tenant's right shall not apply to (1) sales at foreclosure or a deed in lieu of foreclosure, (2) a transfer from Landlord to a general partner of Landlord, or (3) sale of the partnership interest of one general partner of Landlord to the other general partner or to a third party. Landlord shall have no obligation to attempt to sell the 4001 Miranda Building independently from the balance of the Complex. Landlord shall give Tenant notice concurrently with notice to Stanford, and Tenant's election to purchase the 4001 Miranda Building shall be void if Stanford purchases the 4001 Miranda Building. Landlord shall give Tenant written notice of the terms and conditions upon which Landlord would be willing to sell the 4001 Miranda Building ("Landlord's Offer"). Tenant shall have the right to purchase the 4001 Miranda Building upon the terms and conditions stated in Landlord's Offer, which Tenant may exercise only by giving written notice to Landlord within sixty (60) days after receipt of Landlord's Offer. If Tenant timely exercises its right, Tenant shall purchase the 4001 Miranda Building on the terms and conditions contained in Landlord's Offer within forty-five (45) days after the later of (1) expiration of the forty-five (45) day period or (2) Stanford's waiver of any right of refusal or offer. However, if Tenant does not so accept Landlord's Offer within such forty-five (45) day period, then Landlord may sell the 4001 Miranda Building to any third party on the same terms and conditions contained in Landlord's Offer for a period of twelve (12) months after the expiration of the forty-five (45) day period. If, however, the purchase price offered to the third party buyer is less than ninety-six percent (96%) of the purchase price offered to Tenant, or the agreement to sell to a third party is otherwise substantially more favorable to the third party buyer than the terms contained in Landlord's Offer to Tenant, Landlord shall re-offer the 4001 Miranda Building to Tenant on such modified terms ("Landlord's Re-Offer"), subject to Stanford's right of reoffer, as above stated. If Tenant does not accept Landlord's Re-Offer by written notice within fifteen (15) days of receipt of Landlord's Re-Offer, then Landlord may sell the 4001 Miranda Building to a third party on substantially the same terms and conditions contained in Landlord's Re-Offer for a period of twelve (12) months after the expiration of the fifteen (15) day period. If an agreement for the purchase and sale of the 4001 Miranda Building is not fully executed by Landlord and a third party within twelve (12) months after Landlord's Offer or Landlord's Re-Offer, as the case may be, has been delivered to Tenant, or the transaction does not close within nine (9) months after execution, then any proposed sale of the 4001 Miranda Building by Landlord shall be deemed a new determination by Landlord to sell and shall be subject to Tenant's second right of otter in accordance with the terms and conditions of this Paragraph 35.2(A). The failure of Tenant to accept in writing Landlord's Offer or Landlord's Re-Offer, as the case may be, within the time period stated in this paragraph shall be deemed a rejection by Tenant, but such rejection shall not waive Tenant's rights hereunder with respect to the 4001 Miranda Building on another occasion. Tenant agrees to keep all information set forth in Landlord's Offer or Landlord's Re-Offer confidential except as may be reasonably required for tax or legal advice or in connection with proposed financing.

            (B)    Tenant's Right of Offer to Purchase the Complex.    If, at any time during the Lease term, Landlord intends to sell, transfer or assign its interest in the Complex independently from the balance of Foothill Research Center, then Landlord shall offer to Tenant as provided in this paragraph the opportunity to purchase the Complex, provided that such right shall be subject and subordinate to any rights of Stanford under the Ground Lease. Tenant's right shall not apply to (1) sales at foreclosure or a deed in lieu of foreclosure, (2) a transfer from Landlord to a general partner of Landlord, (3) or sale of the partnership interest of one general partner of Landlord to the other general partner or to a third party. Landlord shall have no obligation to attempt to sell the Complex independently from the balance of Foothill Research Center. Landlord shall give Tenant written notice of the terms and conditions upon which Landlord would be willing to sell the Complex ("Landlord's Offer"). Tenant shall have the right to purchase the Complex upon the terms and conditions stated in Landlord's Offer, which Tenant may exercise only by giving written notice to Landlord within thirty (30) days after receipt of Landlord's Offer. If Tenant timely exercises its right, Tenant shall purchase the Complex on the terms and conditions contained in Landlord's Offer within sixty (60) days after the thirty (30) day period. However, if Tenant does not so accept Landlord's Offer within such thirty (30) day period, Tenant's right to purchase the Complex shall terminate and Landlord may sell the Complex thereafter to any third party. If Tenant elects to purchase the Complex, its right to purchase shall be subject thereafter to Stanford's Right of refusal to purchase on the agreed upon terms.

            (C)    Termination.

              (i)    Assignment by Tenant.    The rights of offer and refusal set forth in Paragraph 35.2(A) and 35.2(B) are personal to Affymax Research Institute and shall terminate upon assignment of the Lease to any entity other than an affiliate to whom assignment is a Permitted Transfer under Paragraph 24 of this Lease.

              (ii)    Sale to Third Party.    If Landlord sells and conveys the Complex to a third party pursuant to Paragraph 35.2(A) and 35.2(B) after Tenant has rejected Landlord's Offer or Landlord's Re-Offer, as the case may be, Tenant's rights of offer and refusal contained in Paragraph 35.2(A) and 35.2(B) with respect to the 4001 Building and the Complex shall terminate and such third party purchaser shall take title to the Complex or the 4001 Building free and clear of Tenant's rights to purchase.

              (iii)    Failure to Perform.    If Tenant elects to accept Landlord's Offer or Landlord's Re-Offer, but either (a) fails to enter into a purchase and sale agreement with Landlord containing the purchase terms of the Offer and other customary terms and conditions within the specified time due to no fault of Landlord, or (b) fails to close escrow within sixty (60) days provided above pursuant to the terms of any purchase agreement entered into with Landlord due to no fault of Landlord, then Tenant's rights under Paragraph 35.2(A) and 35.2(B) shall terminate and be of no further force and effect. Termination of Tenant's right shall not be in lieu of any damages to which Landlord may be entitled under the terms of the Purchase Agreement executed by Tenant.

              (iv)    Documentation.    Upon any termination of Tenant's rights pursuant to Paragraph 35.2(A), 35.2(B), 35.2(C)(i), 35.2(C)(ii) or 35.2(C)(iii), Tenant shall, within five (5) business days after written request, execute and deliver to Landlord and/or such purchaser any and all documents and instruments reasonably requested by Landlord evidencing termination of Tenant's rights as set forth in this Paragraph 35.2, including, if appropriate, an amendment to the Lease which deletes this Paragraph 35.2 in its entirety. If Tenant refuses to comply with the provisions of this Paragraph 35.2(C)(iv) it shall constitute a default under the Lease.

            (D)    Negotiation with Stanford.    If Tenant exercises its right to purchase the 4001 Miranda Building or the Complex under Paragraph 35.2(A) or 35.2(B), Tenant shall be solely responsible for negotiating the terms and conditions of any Stanford consents and shall be solely liable for performing the terms and conditions of Stanford's consent.

        36    RULES AND REGULATIONS.    Rules and Regulations for the Complex are attached hereto as EXHIBIT F and incorporated herein (the "Rules and Regulations"). Tenant shall faithfully observe and comply with the Rules and Regulations and all reasonable and nondiscriminatory modifications and additions thereto which may be adopted from time to time by Landlord. Landlord shall require all other tenants of the Complex who sign leases subsequent to this Lease to observe and comply with the Rules and Regulations and Tenant shall have, and be subject to, such rights of enforcement as provided therein. Landlord shall not amend the Rules and Regulations after the date of this Lease in any manner which materially modifies Tenant's rights and obligations under this Lease or under the Rules and Regulations without the consent of Tenant.

        37    MOVE-IN BONUS.    Upon satisfaction or waiver of the conditions set forth in Paragraph 51.A Landlord shall pay to Tenant a move-in bonus of Five Hundred Thousand and no/100ths Dollars ($500,000.00). In no event shall Tenant have any obligation to refund all or any portion of such amount to Landlord unless expressly provided in this Lease.

        38    TERMS AND HEADINGS.    The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. If there be more than one Tenant the obligations hereunder imposed upon Tenant shall be joint and several. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

        39    EXAMINATION OF LEASE.    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

        40    TIME.    Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

        41    PRIOR AGREEMENTS, AMENDMENTS.    This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

        42    SEPARABILITY.    Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

        43    RECORDING.    Landlord and Tenant shall record a short form memorandum of this Lease.

        44    EXHIBITS.    All Exhibits that are referred to in this Lease and attached hereto are incorporated herein by this reference and made a part of the Lease.

        45    TENANT'S REMEDY.    If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord or a successor in the Premises and out of Rent or other income from such property received by Landlord or out of Net Cash Proceeds received by Landlord from the prior sale or other disposition of all or any part of Landlord's right, title or interest in the Premises, and neither Landlord nor its partners shall be liable for any deficiency. Any judgment against Landlord may be levied or offset against the Rent or other sums payable hereunder to Landlord notwithstanding transfer of title to the Premises by Landlord by sale or assignment ("Sale") or to a Lender by foreclosure, deed in lieu of foreclosure, or other similar proceedings ("Foreclosure") after the default giving rise to the judgment; provided, however, that a judgment may be levied against or offset against Rent or other sums after foreclosure only to the extent of sums owed Tenant pursuant to Paragraph 49 and only if (a) Tenant has given Landlord and Lender notice of the alleged default as provided in Paragraph 49, (b) Landlord and Lender failed to cure the default within the cure periods provided in Paragraph 49, and (c) Tenant names and serves Lender in, or otherwise provides Lender the opportunity to contest, the suit or action in which the judgment is rendered. Notice to Lender as stated above shall be required only if Tenant has been notified that a Lender holds a lien against the Premises and has been given the address of such Lender in writing. Request for execution of the tenant estoppel certificate in favor of such Lender shall be deemed such notice if Landlord notifies Tenant that the contemplated loan has closed.

        46    SIGNS.    No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or to any exterior windows of the Premises if not in accordance with the Stanford Ground Lease, ordinances of the City of Palo Alto, and Landlord's sign program for the Complex as approved by the City of Palo Alto. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon, expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign. All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

        47    PAYMENT OF PROPERTY EXPENSES.    The Property Expenses to be paid by Tenant under Paragraph 6 herein are the direct responsibility of Tenant, but Landlord shall collect Property Expense payments from Tenant and pay the appropriate entities directly. The installments of Real Property Taxes and special assessments to be paid by Tenant shall be paid to Landlord not later than twenty (20) days prior to the date the installment becomes delinquent and insurance premiums shall be paid to Landlord not later than twenty (20) days prior to the due date, but shall not be due prior to ten (10) days after receipt of a bill therefor from Landlord. If Landlord does not receive a tax bill sufficiently detailed to perform the allocations of Real Property Taxes provided for herein, or if the assessor's office does not have sufficiently detailed records to perform such allocations by the date specified, Landlord shall estimate the allocations and reconcile such amounts as provided below. For Common Area Expenses and all other Property Expenses, Tenant shall pay to Landlord monthly, in advance, an amount estimated by Landlord to be Landlord's average' monthly expenditures for such Property Expenses items, which estimated amount shall be reconciled once each year, in the month of September for the twelve (12) month period ending the preceding June 30, with Landlord's actual expenditures for said Property Expenses items. After reconciliation, Tenant shall pay to Landlord within thirty (30) days after receipt of an invoice from Landlord, the amount of actual expenses expended by Landlord in excess of the estimated amount collected from Tenant, provided that Tenant shall have the right to offset against any such amount due to Landlord any sum owed to Tenant by Landlord, or Landlord shall, within thirty (30) days after such reconciliation, refund to Tenant (provided Landlord shall have the right to offset against any such amount due to Tenant any sum owed to Landlord by Tenant) or credit against the next succeeding installment of Rent or other sum then due to Landlord under this Lease the amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Property Expenses items. Landlord may also charge Tenant a management fee of two percent (2%) of the Rent to be paid by Tenant under the Lease. Landlord shall maintain adequate books and records of Property Expenses for the Complex and tenant shall have the right to review such books and records to ascertain the accuracy of Landlord's calculation and allocation of Property Expenses. Landlord shall maintain such books and records for a period of three (3) years after the month in which the reconciliation is done. Tenant shall have the right to perform an audit annually of such books and records.

        The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of this Lease and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Property Expenses incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Property Expenses for such calendar year and shall be pro rated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

        48    REMEDIATION PROGRAM.

  A.
  Acknowledgment of Property Conditions and Fairchild and National Indemnifications.

            (i)    Tenant acknowledges that it has been informed that the soil and groundwater of the property on which the Complex is located have been previously contaminated by volatile organic compounds and other chemicals (referred to as "Underground Contamination") and that the Complex is subject to Orders by the Regional Water Quality Control Board regarding remediation of the contamination. Tenant acknowledges that copies of the following have been made available to Tenant for review prior to execution of this Lease: (1) Order No. 86-93 and Order No. 87-92 issued by the RWQCB, (2) technical reports delivered by Fairchild Semiconductor Corporation ("Fairchild") and National Semiconductor Corporation

    ("National") to the RWQCB, and (3) the Remedial Action Plan prepared by EMCON dated June 1988 which was submitted to the RWQCB by Fairchild and National. Tenant represents and warrants that it has reviewed such material, understands the nature of the contamination and the Remedial Action Plan, and accepts the Premises with such contamination and subject to the requirements of the Orders and the Remedial Action Plan.

            (ii)   Tenant acknowledges that Fairchild and National (referred to collectively as "Indemnitors") have agreed to indemnify Landlord (referred to as "Indemnitee") and Landlord's tenants from certain losses, costs, damages or expenses arising from the existing Underground Contamination, subject to certain conditions and limitations, set forth in an indemnity agreement between Indemnitors and Landlord. The scope of limitation of the indemnity is as follows:

            "Commencing with the Effective Date and continuing until the date that is five (5) years after the date of the Remediation Completion Notice (defined below), Indemnitors shall indemnify, defend and hold harmless Indemnitee, and (subject to the satisfaction of the conditions set forth in Section 5(b) below) any person or entity having an interest in the Leasehold Estate by or through Indemnitee (hereafter, individually an "Indemnified Party" and collectively, the "Indemnified Parties"), from any, loss, cost, damage or expense, including attorneys' fees and costs actually incurred or sustained in connection with any claim (i) by a federal, state, or local governmental agency relating to an obligation to remediate, clean up or remove the Underground Contamination, or (ii) by Stanford or a third party for property damage or personal injury caused by the Underground Contamination and any Remedial Action conducted by Indemnitors with respect to the Underground Contamination (hereinafter individually referred to as a "Claim" and collectively referred to as "Claims"); provided, however, that the Claim arises exclusively out of Hazardous Materials in levels not exceeding the baseline levels of Hazardous Materials established in the Report or by additional testing prior to the Close of Escrow (for Landlord's purchase of the Leasehold Estate from Fairchild on February 24, 1989) and the Claim does not arise out of (a) uses made by Indemnitee, its successor grantees, tenants, licensees or invitees, (b) chemicals used by any such entity, or (c) migration of Hazardous Materials from adjacent property. The foregoing indemnity expressly excludes, and Indemnitors shall have no obligation to the Indemnified Parties in connection with, any loss, cost, damage, expense, liability or,claim suffered or incurred by an Indemnified Party arising out of the existence of the Underground Contamination and the ongoing Remedial Action required to be conducted in connection therewith, including, without limitation, any claims for consequential damages; loss of profits or perceived loss of profits; reduction in value or perceived loss of value; inability to sell, lease or finance the Leasehold Estate or any part thereof; or inability to use the Land to construct improvements thereon or on any part thereof due to the existence of the Underground Contamination or the ongoing Remedial Action required in connection therewith. Except for any Claims as expressly provided above, by taking title to the Property, Indemnitee shall be deemed to have waived, for itself and each other Indemnified Party, any and all claims it may have against Indemnitors with respect to the existence of the Underground Contamination and the ongoing Remedial Action required to be conducted in connection therewith, including any and all claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state or local law, ordinance or regulation pertaining to the release of Hazardous Materials to the environmental on the Land or the

    Property. Indemnitee expressly waives the benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

        A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known to him must have materially affected the settlement with the debtor.

            (b)   Successors and Assigns. Indemnitee shall disclose the existence of the Underground Contamination, the requirement for ongoing Remedial Action in connection therewith and the scope of Indemnitors' indemnity obligation hereunder in writing to any person or entity intending to acquire or acquiring any interest in the Leasehold Estate from Indemnitee or acquiring the entire Leasehold Estate from Indemnitee on or before the date such person or entity acquires an interest in the Leasehold Estate. The indemnity obligations of Indemnitors hereunder with respect to any Indemnified Party other than Indemnitee shall not be effective unless Indemnitee has made the foregoing disclosure and the Indemnified Party has acknowledge receipt of such disclosure."

          B.    Landlord's Obligations.

            (i)    Landlord shall be responsible for all investigation, remediation, and monitoring required by law, any governmental or court order, directive or injunction or the Ground Lease for (1) the Underground Contamination (and any additional Hazardous Materials discovered on the Premises by Tenant during any baseline testing of the Premises conducted in connection with the execution of this Lease), (2) any Hazardous Materials released, emitted, discharged, used, or stored by Landlord or its agents, employees, contractors or other tenants of the Complex or their agents, employees or contractors, or (3) any Hazardous Materials present, released, emitted, or discharged on, beneath, from, in the vicinty of, affecting, or about the Premises from any other source before, on or after the Commencement Date, except to the extent that the Hazardous Materials in question were released, emitted, or discharged by Tenant or its agents, employees, constractors or subtenants.

            (ii)   Landlord shall indemnify, defend and hold Tenant harmless from any Liabilities (as defined in Paragraph 16 above) arising from (1) any Hazardous Materials present, released, emitted or discharged on, beneath, from, in the vicinity of, affecting, or about the Premises before, on or after the Commencement Date of the Lease from any cause or source whatsoever (including without limitation those Hazardous Materials placed in the vicinity of the Premises by or on behalf of National Semiconductor and/or Fairchild), except to the extent that the Hazardous Materials in question are released, emitted, or discharged by Tenant or its agents, employees, contractors or subtenants, or (2) Landlord's failure to comply with its obligations pursuant to subparagraph 48.B(i) above. In the event that the obligation to defend any Liability arises, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

            (iii)  Landlord shall use its best efforts to cause the investigation, remediation and monitoring activities regarding the Underground Contamination to be conducted in such a manner so that there is no substantial or unreasonable interference with Tenant's use and occupancy of the Premises.

            (iv)  Landlord's indemnification of Tenant regarding Hazardous Materials shall not include any consequential damages and incidential damages suffered directly by Tenant such as lost profits or loss of rental value of the Premises.

            (v)   Any limitation on recovery against Landlord with respect to Hazardous Materials (including the limitation on recovery of consequential damages, lost profits and loss of rental value) shall not affect Tenant's right to pursue Indemnitors, as defined in Paragraph 48. Upon demand from Tenant, Landlord will assign to tenant any claims Landlord may have against Indemnitors relating to the losses, costs, expenses, lost profits, liabilities and claims which Tenant may incur or which may be asserted against Tenant with respect to Hazardous Materials and will cooperate with Tenant in asserting those claims.

            (vi)  The indemnification, defense and hold harmless provisions of this Paragraph 48(B) shall survive any cancellation, expiration or termination of this Lease.

        49    RIGHT TO CURE LANDLORD'S DEFAULTS.    In addition to Tenant's other rights and remedies, if Landlord fails to perform any of its obligations herein regarding maintenance of the Premises, obtaining insurance, or paying Real Property Taxes, and if such failure continues for thirty (30) days, or fifteen (15) days in the event of roof leaks, after written notice from Tenant to Landlord and any mortgagee of Landlord whose name and address is furnished to Tenant in writing, or if Landlord fails to commence such cure within the applicable time period specified above and to diligently prosecute the same to completion if a longer period is reasonably required in light of the nature of the breach, Tenant may, but shall not be obligated to, cure such breach at Landlord's expense. Landlord shall reimburse Tenant upon demand for all reasonable expenses incurred by Tenant, together with interest at the rate of two percent (2%) plus the Bank of America prime rate from the date incurred until paid.

        50    AUTHORITY.    The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively.

        51    CONDITIONS:

          A.    The effectiveness of this Lease and Landlord's and Tenant's rights and obligations hereunder are conditioned upon (1) consent to this Lease by Stanford on terms and conditions acceptable to Landlord and Tenant and execution of a nondisturbance and recognition agreement between Stanford and Tenant, within thirty (30) days after execution of this Lease, and (2) consent to this Lease by Wells Fargo Bank and execution of a recognition, attornment, and nondisturbance agreement between Wells Fargo Bank and Tenant within thirty (30) days after execution of this Lease.

          B.    Tenant shall have the right to terminate this Lease and Landlord's and Tenant's obligations accruing thereafter unless within one hundred twenty (120) days after the date of execution of this Lease, Tenant shall have notified Landlord in writing that it has obtained the following approvals and permits, or has satisfied itself that such approval and permits will be granted by the applicable governmental authority:

            (i)    issuance of a building permit for Tenant's construction of the Tenant Improvements described in the Work Letter;

            (ii)   approval by all applicable local, state and federal agencies of Tenant's intended use of the Premises, including approval of the use and storage of toxic materials;

            (iii)  issuance of use and occupancy permits by the City of Palo Alto Planning, Building and Engineering Departments permitting Tenant to use the Premises for the purposes specified in Paragraph 7; and

            (iv)  approval by all applicable agencies of Tenant's installation and use on the Premises of the Containment Facility.

          If the conditions set forth in this Paragraph 51(B) are not satisified or waived by Tenant within the one hundred twenty (120) day period provided, Tenant may terminate this Lease. In the event of such termination, Tenant shall promptly return to Landlord the $500,000.00 move-in bonus paid to Tenant pursuant to Paragraph 37 and pay Landlord an amount equal to four months "effective rent" (determined by calculating the total Rent due over the initial ten year term divided by 120 months) of $409,027.26. Tenant shall be responsible for obtaining such approvals. Landlord shall cooperate with Tenant by executing applications or consents or similar documents required of Landlord, but Tenant shall be responsible for all costs of such applications.

        52    REASONABLE CONSENT.    Whenever any party's approval or consent is required by this Lease, such consent or approval shall not be unreasonably withheld or delayed.

        53    REASONABLE EXPENDITURES.    Any expenditure by a party for which such party shall demand reimbursement from the other party shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representatives during normal business hours.

        54    TERMINATION OF GROUND LEASE.    Landlord agrees not to exercise any right Landlord may have to terminate the Ground Lease pursuant to any provision of the Ground Lease or any termination right that may be allowed by law if Tenant's rights under this Lease would be disturbed, without the written consent of Tenant which consent may be withheld in Tenant's sole discretion.

        IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

Affymax Research Institute, a California corporation		Miranda Associates, a California general partnership
By:	/s/ Kenneth J. Nussbacher	By:	/s/ John B. Lovewell
	Kenneth J. Nussbacher Vice President		John B. Lovewell, General Partner
		By:	Keenan/Miranda L.P., a California limited partnership
			By:	/s/ Charles J. Keenan III Charles J. Keenan III, Trustee of the Keenan Declaration of Trust dated December 20, 1988

EXHIBIT "B"

ORDER NO. ps142073

PARCEL ONE:

        BEGINNING AT THE POINT OF INTERSECTION OF THE SOUTHERLY LINE OF THE LANDS OF THE CITY AND COUNTY OF SAN FRANCISCO, (80 FEET WIDE) ACQUIRED BY THAT CERTAIN FINAL DECREE OF CONDEMNATION RECORDED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON JANUARY 20, 1953 IN VOLUME 2566 OF OFFICIAL RECORDS AT PAGE 36, WITH THE SOUTHWESTERLY LINE OF THE LANDS OF THE SOUTHERN PACIFIC COMPANY ACQUIRED BY LEASE DATED FEBRUARY 23, 1906 AND RECORDED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON JUNE 30, 1909 IN VOLUME "N" OF LEASES AT PAGE 232; THENCE FROM SAID POINT OF BEGINNING ALONG SAID SOUTHWESTERLY LINE OF THE LANDS OF THE SOUTHERN PACIFIC COMPANY, SOUTH 18°57'30" EAST 112.97 FEET TO A POINT OPPOSITE ENGINEER'S CENTER LINE STATION 378+00; THENCE SOUTH 71°02'30" WEST 10.00 FEET; THENCE SOUTH 18°57'30" EAST 50.80 FEET TO A POINT OPPOSITE ENGINEER'S CENTER LINE STATION 377+49.20 E.C.; THENCE TANGENT TO THE LAST MENTIONED COURSE, SOUTHEASTERLY ON THE ARC OF A CURVE TO THE LEFT, HAVING A RADIUS OF 5779.65 FEET (DEED 5779.6 FEET) AND A CENTRAL ANGLE OF 1°03'02" AND AN ARC DISTANCE OF 105.98 FEET TO A POINT, SAID POINT BEING THE MOST NORTHERLY POINT OF THAT CERTAIN 1.70 ACRE TRACT OF LAND DESCRIBED AS "PARCEL A" AND DESIGNATED ON EASEMENT DEED AS GRANTED IN THAT CERTAIN DEED FROM THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY TO THE SANTA CLARA COUNTY FLOOD CONTROL AND WATER CONSERVATION DISTRICT, RECORDED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON DECEMBER 31, 1958 IN BOOK 4276 OF OFFICIAL RECORDS AT PAGE 59; THENCE LEAVING SAID LAST POINT AND SAID SOUTHWESTERLY LINE OF THE LANDS OF THE SOUTHERN PACIFIC COMPANY IN A SOUTHERLY DIRECTION THE FOLLOWING COURSES AND DISTANCES ALONG THE WESTERLY LINE OF SAID LAST 1.70 ACRE TRACT: SOUTH 38°41'57" WEST 110.70 FEET; SOUTH 7°56'36" WEST 43.42 FEET; SOUTH 45°00'00" EAST 120.21 FEET; SOUTH 20°22'35" EAST 37.34 FEET; SOUTH 0°35'48" WEST 192.05 FEET; SOUTH 17°18'02" EAST 127.78 FEET; SOUTH 47°30'41" WEST 117.86 FEET; AND SOUTH 44°00'00" EAST 4.00 FEET TO A POINT IN THE CENTER OF THE BARRON CREEK CHANNEL; THENCE LEAVING SAID LAST WESTERLY LINE IN A SOUTHWESTERLY DIRECTION ALONG THE CENTER LINE OF THE BARRON CREEK CHANNEL THE FOLLOWING COURSES AND DISTANCES: SOUTH 44°12'00" WEST 69.00 FEET; SOUTH 23°30'00" WEST 51.00 FEET; AND SOUTH 9°50'00" WEST 63.17 FEET TO A POINT IN THE NORTHEASTERLY LINE OF JUNIPERO SERRA BOULEVARD (90 FEET WIDE); THENCE FROM SAID LAST POINT ON AND ALONG SAID LAST NORTHEASTERLY LINE NORTH 53°19'15" WEST 715.08 FEET TO THE MOST SOUTHERLY CORNER OF THAT CERTAIN 4.072 ACRE PARCEL DESCRIBED AS "PARCEL A" IN THAT CERTAIN DECREE OF CONDEMNATION BETWEEN THE UNITED STATES OF AMERICA AND THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, CASE NO. 34478, RECORDED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON MARCH 15, 1956 IN BOOK 3439 OF OFFICIAL RECORDS AT PAGE 182; THENCE LEAVING SAID LAST CORNER ON AND ALONG THE SOUTHEASTERLY LINE OF SAID "PARCEL A", NORTH 36°40'45" EAST 719.85 FEET TO A POINT, SAID POINT BEING THE INTERSECTION OF THE AFOREMENTIONED SOUTHERLY LINE OF THE CITY AND COUNTY OF SAN FRANCISCO AND SAID SOUTHEASTERLY LINE OF "PARCEL A"; THENCE ALONG SAID SOUTHERLY LINE OF

THE CITY AND COUNTY OF SAN FRANCISCO, NORTH 71°04'30" EAST 178.63 FEET TO THE POINT OF BEGINNING.

        CONTAINING 9.705 ACRES, MORE OR LESS.

        EXCEPTING THEREFROM AN EASEMENT 18 FEET IN WIDTH MEASURED AT RIGHT ANGLES LYING SOUTHWESTERLY FROM AND CONTIGUOUS WITH THAT PORTION OF THE AFOREMENTIONED SOUTHWESTERLY LINE OF THE LANDS OF THE SOUTHERN PACIFIC COMPANY WHICH IS 80 FEET WIDE AND THE EXTENSION OF SAID EASEMENT BEING 8 FEET IN WIDTH MEASURED AT RIGHT ANGLES AND RADIALLY SOUTHWESTERLY FROM AND CONTIGUOUS WITH THAT PORTION OF THE LANDS OF THE SOUTHERN PACIFIC COMPANY WHOSE RIGHT OF WAY IS 100 FEET WIDE. SAID EASEMENT EXTENDS FROM THE SOUTHERLY LINE OF SAID LANDS OF THE CITY AND COUNTY OF SAN FRANCISCO TO THE CENTER LINE OF BARRON CREEK, AND WAS EXCEPTED AND RESERVED UNTO LESSOR, ITS SUCCESSORS AND ASSIGNS, AS APPURTENANT TO AND FOR THE BENEFIT OF OTHER LANDS OF LESSOR. FOR THE PURPOSE OF CONSTRUCTING, INSTALLING, OPERATING, MAINTAINING, USING, ALTERING, REPAIRING, INSPECTING, REPLACING AND RELOCATING THEREIN AND/OR REMOVING THEREFROM DRAINAGE FACILITIES AND ALL APPURTENANCES NECESSARY AND CONVENIENT THERETO, IN THAT CERTAIN MEMORANDUM OF LEASE EXECUTED BY THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY AS LESSOR TO FAIRCHILD CAMERA AND INSTRUMENT CORPORATION, A DELAWARE CORPORATION, AS LESSEE, RECORDED SEPTEMBER 29, 1961 IN BOOK 5313 OF OFFICIAL RECORDS OF THE COUNTY OF SANTA CLARA, AT PAGE 156.

        FURTHER EXCEPTING THEREFROM ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. DESIGNATED AS PARCEL M ON THAT CERTAIN MAP ENTITLED "RECORD OF SURVEY, FOOTHILL EXPRESSWAY UNIT NO. 1 BEING PORTIONS OF LELAND STANFORD JUNIOR UNIVERSITY AND THE "MAP OF OAKHILL TRACT" (REC. SEPT. 5, 1906 IN BOOK L OF MAPS AT PAGE 44)", AND FILED FOR RECORD ON JULY 12, 1963 IN BOOK 163 OF MAPS, PAGE 48 ET SEQ, SANTA CLARA COUNTY RECORDS, CONTAINING APPROXIMATELY 0.359 ACRES.

EXHIBIT C

WORK AGREEMENT AND ALLOWANCES

        This EXHIBIT C ("Work Letter") is attached to and made a part of that certain Research & Development/Office Lease dated May 30, 1990, (the "Lease"), between Miranda Associates, a California general partnership ("Landlord") and Affymax Research Institute, a California corporation ("Tenant"). The terms used in this "Work Letter" that are defined in the Lease shall have the same meaning as provided in the Lease.

        The purpose of this Work Letter is to set forth the agreement between Landlord and Tenant with respect to the construction and installation of the Building Shell and the Tenant Improvements to be installed on the premises.

        1.    Landlord Work.    Landlord shall pay all costs of constructing the Building Shell, including the following:

  (a)
  Sprinkler risers, piping, and sprinkler heads above drop ceiling;

  (b)
  Exterior doors and windows;

  (c)
  Primary power capacity of 3,200 amperes, 480 volts to transformer;

  (d)
  One (1) fire exit concrete and steel stair, not enclosed;

  (e)
  Plumbing to exterior wall of Building;

  (f)
  Gas, water, sanitary sewer, and telephone to exterior wall of Building;

  (g)
  Landscaping and hardscaping; and

  (h)
  Retrofitting and reconfiguration of exterior loading dock area.

        The improvements specified in subsections (c) and (h) above shall be at Landlord's expense, provided Landlord shall be obligated to spend up to, but not more than, Twenty-Five Thousand Dollars ($25,000.00) toward the total cost of retrofitting the loading dock area and increasing the power capacity from 2000 amps to 3200 amps. Any cost in excess of that amount shall be charged to the Tenant Improvement Allowance referred to in Paragraph 6. All work and materials comprising the Building Shell shall be performed in substantial accordance with building codes and other applicable ordinances of the City of Palo Alto and with the plans and specifications approved by the City of Palo Alto. All materials incorporated into the Building Shell shall be new and of first quality unless specified otherwise in writing and agreed to by Tenant, and all work shall be performed in a good and workmanlike manner. Landlord shall promptly correct and remedy any defective work or materials in the Building Shell.

        2.    Tenant Improvements.    For purposes of this Work Letter and the Lease, Tenant Improvements shall not include the Building Shell to be provided by Landlord pursuant to Paragraph 1 above. The Tenant Improvements shall include, but not be limited to, the following:

  (a)
  Sprinkler drops and heads below drop ceiling;

  (b)
  Roof mounted VAV HVAC, including main trunk lines to first and second floors with hot water reheat system, secondary distribution lines and controls;

  (c)
  Ceilings;

  (d)
  Lighting;

  (e)
  Building insulation;

1

  (f)
  Interior walls and partitions;

  (g)
  Plumbing;

  (h)
  Painting;

  (i)
  Floor covering;

  (j)
  Suite entry and interior doors;

  (k)
  All venting, including exhaust lines and hoods;

  (l)
  Electrical secondary system from transformer (including underground pull section), panels, main switchboard, switches, and distribution;

  (m)
  Gas and vacuum distribution;

  (n)
  Telephone switch room, panel, distribution system;

  (o)
  Lobbies (including lobby stairway), elevators, corridors, fire exits;

  (p)
  Electrical rooms, phone rooms, and mechanical rooms;

  (q)
  Restrooms;

  (r)
  Janitorial closets;

  (s)
  Emergency showers;

  (t)
  Emergency generators;

  (u)
  Laboratory case vents;

  (v)
  Deionized water system;

  (w)
  Window coverings;

  (x)
  One metal/concrete fire exit stair, not enclosed.

  (y)
  Exterior containment facility;

  (z)
  Exterior signage; and

  (aa)
  Other improvements specific to Tenant's use including items listed in EXHIBIT E to the Lease.

        All Tenant Improvements shall be completed in a good and workmanlike manner and all materials and equipment incorporated into the Tenant Improvements (i) will be new and free of defects, (ii) will conform to all applicable codes, and (iii) will conform to the final working drawings approved by Landlord and Tenant, including all changes or modifications thereto approved by Landlord. Tenant shall promptly correct and remedy any defective work or materials. Landlord shall provide Tenant with copies of all warranties or guaranties (such as a warranty for the roof) of Building Shell components, and Tenant shall perform all its work so that no warranty is diminished or invalidated. If Tenant's work diminishes or invalidates any warranty, Tenant shall provide a replacement warranty of equivalent coverage (which requirement with regard to work performed by Tenant's General Contractor shall be satisfied by any replacement warranty provided by Tenant's General Contractor pursuant to Paragraph 4 below) or shall otherwise be liable for all costs which would have been covered by such warranty.

        Tenant shall be responsible for obtaining all necessary permits and approvals (including the building and occupancy permits) and other authorizations from governmental agencies or Stanford University needed in connection with the Tenant Improvements. The costs of all such permits and

2

approvals required in connection with the Tenant Improvements, including inspection and other building fees required to obtain the permits for the Tenant Improvements, shall be included as part of the costs of the Tenant Improvements. Landlord shall diligently cooperate with Tenant to obtain the required permits and approvals.

        3.    Plans and Specifications.    Tenant shall retain Ken Kornburg & Associates as the architect ("Architect") for the completion of final working architectural and engineering plans and specifications for the Tenant Improvements ("Final Plans and Specifications"). The Architect shall have the authority regarding design and be subject to such instructions of Landlord as set forth in the letter dated April 26, 1990 from Landlord to Architect. Landlord and Tenant shall indicate their approval of the Final Plans and Specifications by initialing them and attaching a schedule of Final Plans and Specifications hereto as EXHIBIT C-1. Tenant shall also submit to Landlord copies of Tenant's Hazardous Materials Management Plan, Environmental Impact Assessment and CEQA checklist, Hazardous Materials Information Statement and Toxic Organics Management Plan concurrently with submission of such items to the City of Palo Alto or other governmental agency. Landlord's receipt of such copies shall not be deemed approval by Landlord of such items as in compliance with applicable federal, state, or local laws, regulations, or policies or as factually accurate in any respect.

        4.    Construction Contract.    The parties agree that the Tenant Improvements shall be constructed by a licensed contractor selected by Tenant and approved by Landlord ("General Contractor") pursuant to a construction contract ("Construction Contract") between Tenant and General Contractor which contract shall be subject to Landlord's approval. The Construction Contract shall require that General Contractor provide a minimum warranty of one year with respect to the Tenant Improvements and provide that the General Contractor provide a replacement warranty with the same coverage for any existing warranty covering the Building Shell or other improvements invalidated by work performed by the General Contractor.

        5.    Building Shell Plans.    Tenant has reviewed and approved the plans for the Building Shell, and Landlord has obtained permits dated September 11, 1989 for the construction of the Building Shell. Tenant's review and approval of plans for the Building Shell does not imply Tenant's approval or affirmation of the plans (1) as physically adequate generally or for any purpose other than Tenant's use of the Premises or (2) as complying with Palo Alto ordinances or other applicable laws. Tenant shall promptly inform Landlord of any defect or violation of code discovered by Tenant or its architects or contractors in reviewing the plans for the Building Shell.

        6.    Tenant Improvements Allowance.    Landlord shall provide an allowance for the planning and construction of the Tenant Improvements in the amount of One Million Six Hundred Fourteen Thousand Nine Hundred and no/100ths Dollars ($1,614,900.00) ("Tenant Improvements Allowance"). The Tenant Improvements Allowance shall be the maximum contribution by Landlord for the Tenant Improvements Cost, as defined in Paragraph 7, subject to the provisions of Paragraph 8 of this Work Letter Agreement. If the Tenant Improvements Cost exceeds the Tenant Improvements Allowance plus the Additional Allowance provided to Tenant, Tenant shall pay any such excess costs.

        7.    Tenant Improvements Cost.    The Tenant Improvements cost ("Tenant Improvements Cost") to be paid by Landlord from the Tenant Improvements Allowance (or the Additional Allowances) shall include, but not be limited to:

  (a)
  All costs of preliminary and final architectural and engineering plans and specifications for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

  (b)
  All costs of obtaining building permits and other necessary authorizations from the City of Palo Alto, other governmental agencies, and Stanford University;

3

  (c)
  All costs of interior design and finish schedule plans and specifications including as-built drawings;

  (d)
  All direct and indirect costs of acquiring, constructing, and installing the Tenant Improvements, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Tenant's contractor in connection with construction of the Tenant Improvements;

  (e)
  All fees payable to the Architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Final Plans and Specifications; and

  (f)
  Sewer, water, or other utility or municipal connection fees.

        Landlord has, in anticipation of the Lease, incurred certain costs listed in (a) through (f) above for items included in the Tenant Improvements. By way of example, Landlord has installed or ordered electrical closet and switch gear, elevator and related equipment. A schedule of such items is attached. Landlord may pay such costs from the Tenant Improvement Allowance upon execution of the Lease.

        In no event shall the Tenant Improvements Cost include any costs of procuring, constructing or installing in the Premises any of Tenant's personal property.

        8.    Additional Allowance.    Landlord shall provide Tenant with an additional Tenant Improvements allowance ("Additional Allowance") of Five Hundred Thirty-Eight Thousand Three Hundred and no/100ths Dollars ($538,300.00). Tenant shall reimburse Landlord for the Additional Allowance as additional rent at the rate of One and 44/100ths cents ($.0144) per month for each One Dollar ($1.00) of the Additional Allowance expended. Such additional rent is intended to fully amortize the Additional Allowance expended by Landlord over ten (10) years at the rate of twelve percent (12%) per annum. If this Lease is terminated prior to the expiration of the initial term, Tenant shall pay within five (5) days after termination any portion of the Additional Allowance not amortized as of the date of termination, without offset, claim, or deduction.

        9.    Payment of Allowances.    The Tenant Improvements Allowance and the Additional Allowance (if utilized by Tenant) shall be paid to Tenant's General Contractor on a progress payment basis for the work completed, upon presentation of invoices and lien releases in accordance with Landlord's Lender's construction loan requirements. Payments shall be made not more frequently than once every thirty (30) days during the construction of the Tenant Improvements. Landlord or its Lender may retain from each progress payment an amount equal to ten percent (10%) of the invoiced amount. Upon completion of the Tenant Improvements, Tenant shall invoice Landlord for the balance due to Tenant or Tenant's General Contractor for the Tenant Improvements. Upon submission to Landlord of satisfactory evidence of lien free completion of the Tenant Improvements, Landlord shall pay the balance, including all retainage amounts, provided that the total payments made by Landlord shall not exceed Two Million One Hundred Fifty-Three Thousand Two Hundred and no/100ths Dollars ($2,153,200.00). Tenant shall pay all Tenant Improvement Costs in excess of such amount.

        10.    Change Requests.    No revisions to the approved Final Plans and Specifications shall be made by either Landlord or Tenant unless approved in writing by both parties. Tenant agrees to make all changes required by any public agency to conform with governmental regulations. Any costs related to such changes shall be added to the Tenant Improvements Cost. Costs related to changes shall include, without limitation, any architectural or design fees, and Tenant's General Contractor's price for effecting the change.

        11.    Termination.    If the Lease is terminated prior to the date of substantial completion of the Tenant Improvements, due to the default of Tenant hereunder, Tenant shall pay to Landlord, within

4

thirty (30) days of receipt of a statement therefor, the amount paid by Landlord through the date of termination pursuant to Paragraphs 7 and 9 in connection with the Tenant Improvements to the extent that such Tenant Improvements are specific to Tenant's use of the Premises or must be demolished for construction of tenant improvements for other tenants. Landlord shall return all security deposits, prepaid rent and other monies paid by Tenant under the terms of the Lease within thirty (30) days.

        12.    Access.    Tenant shall have access to the Premises, as provided in Paragraph 3 of the Lease from and after the execution date of the Lease for the purposes of constructing the Tenant Improvements. Landlord and Tenant shall cooperate to coordinate their construction activities to avoid delay in completion of the Building Shell by Landlord and Tenant Improvements by Tenant.

        13.    Ownership of the Tenant Improvements.    Ownership of all of the Tenant Improvements, other than Removeable Tenant Improvements as defined in the Lease and its EXHIBIT E, shall revert to Landlord at the expiration or earlier termination of the Lease. Any part of the Tenant Improvements which are constructed by Tenant with funds of Tenant shall be the property of Tenant upon installation thereof in the Premises during the term of the Lease and Tenant shall have the right to depreciate and claim and collect investment tax credits on such improvements throughout the term of the Lease. If both Landlord and Tenant contribute to the cost of constructing particular Tenant Improvements, Landlord and Tenant shall agree in writing which of such improvements are to be constructed using Landlord's funds (and therefore are Landlord's property) and which of the improvements are to be installed with Tenant's funds (and therefore are Tenant's property). Such allocation of ownership of the Tenant Improvements shall be made so that the benefits of accelerated or component depreciation for tax purposes and any investment tax credit shall be shared by Landlord and Tenant in proportion to the amount contributed by each of them for payment of the cost of the Tenant Improvements. Such allocation shall not modify or supplant agreement between Tenant and Landlord as to which Tenant Improvements shall be retained by Landlord upon termination or expiration of the Lease.

        14.    Risk of Loss.    The risk of Loss of the Premises before the date of substantial completion of Tenant Improvements (as defined in the Lease) shall be borne by Landlord. At all times prior to the date of substantial completion of Tenant Improvements, Landlord, at its sole cost and expense, shall maintain contingent liability and broad form "builder's risk" insurance with coverage in an amount equal to the replacement cost of the Building Shell and Tenant shall maintain similar builder's risk insurance for the Tenant Improvements in the amount of the estimated cost of the Tenant Improvements. If the Premises are damaged or destroyed prior to the date of substantial completion of Tenant Improvements, and if the Premises, in the reasonable opinion of Landlord's architect, cannot be substantially completed within twelve (12) months after the date of the destructive event, Tenant shall have the right to terminate the Lease. If the Lease is so terminated, then Tenant shall be entitled to that amount of the builder's risk insurance proceeds equal to the amount, if any, paid by Tenant for construction of the Tenant Improvements prior to the termination date and Landlord shall be entitled to the amount paid by Landlord for construction of the Tenant Improvements pursuant to Paragraphs 7 and 9 of this Work Letter. If the Premises are damaged or destroyed and the Lease is not terminated pursuant to the terms of the Lease, then Landlord shall promptly and diligently complete construction

5

of the Building Shell and Tenant shall complete construction of the Tenant Improvements in accordance with the Lease and this Work Letter.

TENANT:		LANDLORD
Affymax Research Institute, a California corporation		Miranda Associates, a California general partnership
By:	/s/ KENNETH J. NUSSBACHER	By:	/s/ JOHN B. LOVEWELL
	Kenneth J. Nussbacher Vice President		John B. Lovewell, General Partner
		By:	Keenan/Miranda L.P., a California limited partnership
			By:	/s/ CHARLES J. KEENAN III Charles J. Keenan III, Trustee of the Keenan Declaration of Trust dated December 20, 1988

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EXHIBIT D

FOOTHILL RESEARCH CENTER

COMPLEX COMPRISING
4001, 4005, 4009 MIRANDA AVENUE

COSTS AND EXPENSES CHARGEABLE TO TENANTS UNDER
PARAGRAPH 6(c)

1.
General Liability Insurance for the Common Area; umbrella general liability insurance for the Complex

2.
All-Risk Insurance covering the Outside Common Area (i.e. excluding Buildings, which insurance is provided for elsewhere in the Lease)

3.
Cost and Expenses of maintenance, repair, and routine replacement (excluding capital items) for outside Common Area, including the following:

a)
Sweeping or parking areas and sidewalks

b)
Restriping, patching, repairing parking areas, driveways, walkways, bike paths

c)
Landscape maintenance, repair and replacement (including maintenance of sprinkler system)

d)
Complex lighting and complex signs

e)
Utilities for Common Area

f)
Fire alarm service (including phone lines)

g)
Exterior Window washing for buildings

h)
Trash removal

i)
Security

j)
Pest control (includes spraying of trees)

k)
Maintenance and repair of Plaza, fountains, building entrance arcades, benches, bike racks (including water, electricity)

4.
Compliance with governmentally imposed programs to the extent affecting the Complex, such as transportation management programs

5.
Other governmental compliance costs (but only to the extent expressly permitted by the Lease)

6.
Annual recharge of fire extinguisher for Outside Common Area

7.
Utilities, if any, which cannot be separately metered, such as charges for sewer service to the Complex

8.
Miscellaneous charges for items benefitting all buildings in the Complex or the Common Area, of any type for items customarily and reasonably charged to Common Area Expenses by landlords or owners of property comparable to the Complex; provided, however, that such charges, in any single calendar year, shall not exceed five percent (5%) of the total of all other reimbursable expenses under Paragraph 6 of the Lease during said year unless such expenses are non-discretionary in the reasonable judgment of Landlord

9.
Any items which normally would be performed by or paid by tenants of the Complex directly, but which, for the convenience of Tenant and other tenants and with the prior consent of the tenants, Landlord performs for all tenants. Landlord may mark up such charges fifteen percent (15%)

10.
Salaries of employees directly involved in maintenance, replacement, repairs, security, or policing of the Complex

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EXHIBIT E

REMOVABLE AND NONREMOVABLE
TENANT IMPROVEMENTS

        Certain special equipment to be located within the premises is unique to Tenant's use and occupancy and readily removable and useable by Tenant elsewhere ("Removable Tenant Improvements") while other equipment and improvements are customary components of space for similar "wet" laboratory users ("Landlord's Improvements"). Tenant and Landlord agree that in general Removable Tenant Improvements shall include all special equipment which is readily movable, not an integral part of the building's interior architectural improvements, or Basic Building Services (as hereinafter defined). Landlord's Improvements shall include all interior components of the building shell, interior architectural improvements and all Basic Building Services. Basic Building Services shall mean: all heating, ventilating and air conditioning systems; plumbing; pipes for distribution of compress air, gases, vacuum, distilled and/or deionized water and processed steam; standard voltage and frequency electricity (includes 60-cycle; single and three-phase; and 110, 220, 277 and, to the extent necessary to run the Basic Building Services, 480 volts). Tenant, at its cost, shall promptly repair any damage to the Building or Landlord's Improvements occasioned by the removal of Removable Tenant Improvements. If a specific item installed as part of Tenant Improvements is not listed either as a Landlord's Improvement or as a Removable Tenant Improvement, its classification shall be determined by the general intent as stated above in this paragraph.

        All Removable Tenant Improvements may be pledged as security for a loan or equipment lease (provided such pledging is in compliance with this Lease, the Ground Lease and Landlord's deeds of trust or other loan documents secured by the Foothill Research Center) and removed by Tenant upon termination of this Lease. Landlord agrees that Tenant shall have the right to subject items listed below as "Leasable Nonremovable Tenant Improvements" to equipment leases, subject to the terms in Paragraph 13.B of the Lease. All Landlord Improvements shall remain with the Premises unless Tenant is obligated to remove them in order to comply with any other provisions of this Lease.

        Listed below are items which are included in the above classifications:

Removable Tenant Improvements:

  A.
  Special devices used in research activities for the following processes:

  1.
  Storage

  2.
  Analysis

  3.
  Synthesis

  4.
  Measurement

  5.
  Chemical, biological, or physical manipulation

  B.
  Computers

  C.
  Computer terminals and printers

  D.
  Computer network (except as provided at 2.M.)

  E.
  Microwave antennas

  F.
  Telephone sets, operator switchboards

  G.
  Modular prefabricated enclosures (cold and warm rooms)

1

  H.
  Fire alarm and other safety controls and sound equipment

  I.
  Security system controls

  J.
  Cylinders, tanks, batteries and other equipment for generating or supplying the following services to the basic building systems (other than electrical and HVAC);

  1.
  Laboratory compressed air

  2.
  Nitrogen

  3.
  Carbon Dioxide

  4.
  Oxygen

  5.
  Other gases

  6.
  Process steam

  7.
  Vacuum

  8.
  Distilled water

  9.
  Supplemental process

  a.
  Refrigeration

  b.
  Heating

  10.
  Emergency generator

  11
  Non-standard frequency and voltage electricity

  K.
  Plug in lamps and lights

  L.
  Lab casework, counters and shelving which are removable

  M.
  Laboratory hoods

  N.
  Exterior storage areas and structures; provided that upon removal, the area must be landscaped in a manner consistent with the adjacent landscaping of the Complex

Landlord Improvements:

  1.
  Architectural

    LEASABLE NONREMOVABLE TENANT IMPROVEMENTS
    [NONE]

    NONREMOVABLE TENANT IMPROVEMENTS

    A.
    Interior demising walls

    B.
    Paint/wall coverings

    C.
    Floor

    D.
    Floor coverings

    E.
    Doors, door frames

    F.
    Window coverings

    G.
    Cabinets, files and closets built-in to building

    H.
    Ceremonial and fire exit stairs

2

    I.
    Bathrooms, partitions and fixtures

    J.
    Hardware for the above items l.A-I

    K.
    Insulation

    L.
    Ceiling

    M.
    Emergency generator pads

    N.
    Transformer and mechanical pads

    O.
    Pads necessary for any tenant equipment

    P.
    Sleepers/crickets

    Q.
    Elevators and related equipment

    R.
    Structural reinforcements necessitated by the installation of any tenant improvements

    S.
    Items necessary to meet building and other codes related to handicapped individuals

  2.
  Electrical

    LEASABLE NONREMOVABLE TENANT IMPROVEMENTS

    A.
    Motor control centers, to the extent removable without damaging Nonremovable Tenant Improvements or leaving them inoperable

    NONREMOVABLE TENANT IMPROVEMENTS

    A.
    Transformer

    B.
    Conduit and conductors to electrical closet

    C.
    Switch gear, circuit breakers and stepdown transformers

    D.
    Distribution conduit, conductors, junction boxes, switches, cover plates, duplexes, fourplexes, whether for normal or emergency power (including all mechanical requirements)

    E.
    Grounding devices and apparatus

    F.
    Night lights

    G.
    Emergency lights

    H.
    Exit lights

    I.
    Telephone terminal backboard and cabinet

    J.
    All incandescent and florescent light fixtures (whether floor, ceiling, or wall mounted) and lamps, except those illuminating items which may be plugged in

    K.
    Telephone conduit, wiring, outlets and cover plates

    L.
    Computer conduit, wiring, outlets and cover plates

    M.
    Fire alarm wiring

    N.
    Security system wiring

    O.
    Motor generator

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3.
Mechanical—HVAC

    LEASABLE NONREMOVABLE TENANT IMPROVEMENTS

    A.
    Modular roof mounted items, not to exceed $500,000 in cost in the aggregate; the specific items and costs to be specifically identified in any subordination executed by Landlord:

    1.
    Air conditioning units

    2.
    Hot water pump

    3.
    Boilers

    4.
    Make up air equipment

    5.
    Air compressors for HVAC

    6.
    Air dryers

    7.
    Exhaust fans and stacks

    8.
    Condensing units

    9.
    Fans (external to building)

    10.
    Cooling towers

    11.
    Vanes

    12.
    Controls

    13.
    Starter motors

    NONREMOVABLE TENANT IMPROVEMENTS

    A.
    Plenums

    B.
    Diffusers

    C.
    Filters

    D.
    Rigid and flexible ducting

    E.
    Dampers

    F.
    Isolators

    G.
    VAV boxes

    H.
    Piping

    I.
    Hood exhaust duct work

  4.
  Mechanical—Plumbing

    NONREMOVABLE TENANT IMPROVEMENTS

    A.
    Sanitary sewer lines, piping and venting

    B.
    Hazardous chemical waste lines, piping and venting

    C.
    HVAC lines, piping and venting

    D.
    Distribution lines, connections and cover plates for process gases and fluids such as carbon dioxide, nitrogen, oxygen, freon and distilled and deionized water

    E.
    Sinks, drains and fixtures

4

    F.
    Equalization vault and all interior components

    G.
    Vacuum piping

    H.
    Drinking fountains

    I.
    Sprinkler drops and heads

5

EXHIBIT F

RULES AND REGULATIONS FOR THE COMPLEX

Buildings 1, 2, and 3 Foothill Research Center
4001, 4005, and 4009 Miranda Avenue
Palo Alto, California

        The Rules and Regulations set forth herein, including those Rules and Regulations regarding buildings and Parking Rules and Regulations (collectively, the "Rules and Regulations"), are adopted by Landlord to govern the use of the Buildings and the Common Areas of the Complex. The term "Buildings" as used hereing shall mean those buildings commonly known as 4001, 4005, and 4009 Miranda Avenue, Palo Alto, California, and also known as Buildings 1, 2 and 3 of Foothill Research Center. Landlord covenants with each tenant of the Complex that the Buildings within the Complex shall be leased subject to the Rules and Regulations, all of which are for the purpose of enhancing and protecting the value and attractiveness of the Complex. All of the limitations, covenants and restrictions set forth in these Rules and Regulations shall be binding upon each tenant of the Complex and their respective successors and assigns whether or not such Rules and Regulations are attached to any such tenant's lease for premises within the Complex.

        Landlord shall enforce the Rules and Regulations against each tenant of the Complex (each such tenant herein called "tenant") in a nondiscriminatory manner; provided, however, that Landlord shall have no obligation to act until receipt of written notice specifying the alleged violation of the Rules and Regulations. If any tenant notifies Landlord of an alleged violation of any of the Rules and Regulations, Landlord shall investigate the alleged violation and shall take such action as Landlord deems appropriate to correct the violation. If, however, Landlord determines in its reasonable judgment that no violation has occurred, such determination shall be conclusive that no violation has occurred. If Landlord has not corrected or taken steps to correct the alleged violation, or notified the complaining party that no violation has occurred within ten (10) days after Landlord's receipt of the notice of violation, or within five (5) days after Landlord's receipt of the notice of violation if such notice alleges violation of any of the Parking Rules and Regulations, the complaining tenant shall have the right to enforce the Rule or Regulation in question.

        The Rules and Regulations shall be binding upon each tenant of the Complex and may be enforced by any tenant of the Complex against any other tenant if Landlord does not enforce the Rules and Regulations as provided herein. The right of any tenant to enforce the foregoing Rules and Regulations shall not apply, however, to Rule numbers 4, 5, 8, 9, 11, 12, 17, 18 (second sentence only), 20, 24, 26, or any other Rules and Regulations subsequently adopted by Landlord which by their nature regulate only the interior of any premises. Subject to the following sentence, the enforcement rights granted to each tenant herein shall be limited to an action for specific performance of the obligation in question, or any other appropriate equitable remedy. No tenant shall have any right to bring an action for damages against Landlord or any other tenant of the Complex for failure to comply with any of the foregoing Rules and Regulations, and each tenant hereby waives such right to sue for any damages arising from such noncompliance, except to the extent of any damage to property or injury to persons, including death, caused by the negligence or willful misconduct of the party named in such action.

        The Rules and Regulations shall not be construed to prohibit any normal construction activities connected with the construction of improvements or alterations to the Buildings of the Complex or any tenant's premises. During any such construction tenant may, with Landlord's prior consent, use the Common Areas of the Complex for the temporary storage of construction equipment and materials, provided that such use does not unreasonably interfere with any other tenant's access to the Common Areas or to its premises. Landlord may impose reasonable conditions on tenant's use of the Common Areas for such purpose.

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        Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Complex and for the preservation of good order therein; provided that any such Rules and Regulations shall apply to all tenants of the Complex on a nondiscriminatory basis. Each tenant agrees to abide by the Rules and Regulations and any additional rules and regulations which are adopted by Landlord. Failure to comply with any of the Rules and Regulations shall be deemed a breach of the Lease.

        Landlord shall record a short-form memorandum of these Rules and Regulations which shall state that the Rules and Regulations are binding upon and shall inure to the benefit of and be enforceable by each and every tenant of the Complex as provided in these Rules and Regulations.

RULES AND REGULATIONS APPLICABLE TO ALL BUILDINGS

1.
No sign, placard, poster, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Buildings or visible from the exterior of the Buildings except in compliance with Landlord's sign program for the Complex. Landlord shall have the right to remove, at the expense of the tenant violating this restriction, and without notice, any of the above items installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be professionally printed, painted, affixed or inscribed at the expense of the tenant for whom such sign is prepared.

2.
If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other objects which are visible from the exterior of any Building, the tenant on whose premises such item(s) exist shall immediately discontinue such use. No tenant shall place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Building, or which creates any glare visible from the exterior of the Building.

3.
Each tenant shall install only Levelor Riviera horizontal blinds on exterior windows and the finish of any such blinds shall match window mullions. No tenant shall install any other type of window covering on any exterior window.

4.
Each tenant shall use only "Sylvania incandescent fluorescent" lamps or their equivalent for any fluorescent light fixtures installed in its premises.

5.
No tenant shall obstruct any halls, passages, exits, entrances, elevators, or stairways of the Buildings. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Complex and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in unlawful activities.

6.
No tenant shall in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits to the Complex. Each tenant shall use such areas only for ingress and egress to its premises. No tenant shall obstruct the parking areas of the Complex.

7.
No tenant shall use the Common Areas of the Complex in any manner that shall interfere with any other tenant's use of the Common Areas nor with such tenant's access to, or use and enjoyment of, its premises. No tenant shall use the Common Areas of the Complex for any function or event during normal business hours without the prior written consent of Landlord and the other tenants of the Complex. Each tenant's use of the Common Areas for such purposes during any other times shall be subject to the prior approval of Landlord. As a condition to such approval, each tenant shall be required to provide every other tenant of the Complex with prior notice of the date and time of its function. No tenant shall leave any trash or other debris in the Common Areas of the Complex.

2

8.
No tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, tenant shall in each case furnish Landlord with a key for any such lock.

9.
No tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all the keys or access devices for the Building which have been furnished to it or which the tenant shall have had made. Each tenant shall pay Landlord for any lost keys or access devices furnished to such tenant by Landlord.

10.
Deliveries to the Buildings shall be made in such a manner as to minimize any interference with other tenants or the operation of the Complex. Delivery vehicles shall not block access to any Building or to the Common Areas of the Complex. Any goods delivered to the Buildings shall be stored inside the Buildings at all times and any packing materials shall be removed from the Common Areas of the Complex immediately following any deliveries. Any tractor trailers which must be unhooked or parked with dolly wheels shall use steel or wood blocks under the axle to prevent damage to the loading or parking area surface. No parking or storage of such trailers shall be permitted in the Complex or on any of the streets in the vicinity of the Complex.

11.
No tenant shall use any hand truck in its premises or in any public halls, passages, entrances, lobbies or other interior common areas of the Buildings (if applicable) unless such hand truck is equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No tenant shall bring other vehicles of any kind into its premises or the Buildings.

12.
No tenant shall place a load upon any floor of its premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at such tenant's expense. Business machines and mechanical or other equipment which cause sound, noise or vibration that may be transmitted to the structure of the Buildings or other areas of the Complex to such a degree as to be objectionable to Landlord or to any other tenants, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate sound, noise or vibration. The persons employed to move such equipment in or out of the Buildings must be acceptable to Landlord.

13.
No tenant shall emit or release from its premises or permit to be emitted or released from its premises any Hazardous Materials (except pursuant to valid government permits), or any foul or noxious gas or substance.

14.
No tenant shall permit any radios, televisions, stereo equipment or other sound producing devices to transmit any noise to the Common Areas of the Complex or to any other buildings in the Complex which shall interfere with the conduct of business by any other tenants of the Complex.

15.
Each tenant shall comply with any governmentally required drought restrictions of which it has actual notice.

16.
Landlord reserves the right to change the name of the Complex without liability to any tenant.

17.
The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18.
No tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to general public in or on its premises. No tenant shall

3

  not use its premises for any business or activity other than that specifically provided for in its Lease.

19.
No tenant shall install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Buildings. No tenant shall interfere with radio or television broadcasting or reception from or in the Buildings or elsewhere. Any roof-mounted apparatus approved by Landlord shall be placed at the most visually unobtrusive location practical and, at Landlord' request, shall be painted to further minimize unsightliness. The placement of any such equipment shall be subject to the prior approval of Landlord.

20.
Landlord reserves the right to direct electricians, or other installation workers as to where and how telephone wires, cable-TV wires or fiber optic cables are to be introduced to the premises of any tenant for the exterior of the Building. Each tenant shall repair any damage resulting from its noncompliance with this rule.

21.
Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Buildings or in the Complex are prohibited. Each tenant shall cooperate to prevent such activities.

22.
Landlord reserves the right to exclude or expel from the Buildings or the Complex any person who, in Landlord's reasonable judgment, is under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Complex.

23.
Each tenant shall store all its trash and garbage within trash receptacles located within the enclosed area adjacent to the Building in which its premises are located designated by Landlord for such purpose. No tenant shall place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal unless specifically provided for otherwise in its Lease. All garbage and refuse disposal shall be made in acccordance with directions issued from time to time by Landlord.

24.
No premises shall be used for lodging. Unless Landlord has approved the installation of a kitchen in the premises for the use of the tenant's employees, no cooking shall be done or permitted on any premises without Landlord's consent. In any case, equipment for brewing coffee, tea, hot chocolate and similar beverages or microwave ovens for employee use shall be permitted, provided that such equipment and its use is in accordance with all applicable federal, state, county and city laws, codes, ordinance, rules and regulations.

25.
No tenant shall use the name of the Complex in connection with or in promoting or advertising the business of the tenant except as the tenant's address.

26.
Each tenant assumes all responsibility for protecting its premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the premises closed.

27.
Landlord may waive any one or more of Rules and Regulations numbers 4, 5, 8, 9, 11, 12, 17, 18, 20, 24 and 26, and from time to time on a limited basis for limited periods of time any other Rules and Regulations, for the benefit of any tenant, if in Landlord's reasonable judgment such waiver will not adversely impact any other tenant's beneficial use and enjoyment of its premises or the Complex nor the economic value of any tenant's lease. Landlord shall notify each tenant of any waiver granted for the benefit of any other tenant. No such waiver by Landlord shall be construed as a general waiver of such Rules and Regulations in favor of any tenant, nor prevent Landlord or any tenant from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Complex.

28.
These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any tenant's lease of its premises.

4

29.
Each tenant shall be responsible for the observance of Rules and Regulations by its employees, agents, clients, customers, invitees and guests.

RULES AND REGULATIONS APPLICABLE TO MULTI-TENANT BUILDINGS

1.
The halls, passages, exits, entrances, elevators, and stairways of the Buildings are not open to the general public, but are open, subject to reasonable regulation, to each tenant's business invitees.

2.
Any directory in the Buildings will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

3.
The Building elevator(s) shall be available for freight use by all tenants in their respective Buildings, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Each tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 a.m. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Buildings.

4.
No tenant shall waste electricity, water or air-conditioning and each tenant shall cooperate fully with Landlord to assure the most effective operation of the Building heating and air-conditioning systems.

5.
No tenant shall use any method of heating or air-conditioning other than that supplied or approved by Landlord.

6.
Each tenant shall close and lock the doors of its premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the premises. Tenant shall be responsible for any damage or injuries resulting from noncompliance with this rule.

7.
Each tenant shall comply with any governmental energy-saving rules, laws or regulations of which such tenant has actual notice.

8.
Each tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency having jurisdiction over the premises.

9.
No tenant nor any employee or inviteee of any tenant shall go upon the roof of the Building in which its premises are located or any other building of the Complex.

PARKING RULES AND REGULATIONS

        The following rules and regulations shall govern use of the parking facilities within the Complex.

1.
No tenant shall park or permit the parking of any vehicle under its control in any parking areas designated by Landlord as areas for parking by visitors or designated as reserved parking. No tenant shall park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

2.
No tenant nor any tenant's employees shall use more than such tenant's pro rata share of those parking spaces allocated by Landlord for use by the tenants of the Complex and their employees. Each tenant shall be responsible for enforcing compliance with this rule with respect to its employees and business invitees.

5

3.
No overnight parking or extended term storage of vehicles shall be permitted.

4.
Vehicles must be parked entirely within the painted stall lines of a single parking stall.

5.
All directional signs and arrows must be observed.

6.
Parking is prohibited:

(a)
in areas not striped for parking;

(b)
in aisles;

(c)
where "no parking" signs are posted;

(d)
in cross hatched areas; and

(e)
in such other areas as may be designated by Landlord.

7.
Every parker is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the parker.

8.
Each tenant shall be responsible for instructing its employees and suppliers to park only in those areas designated for general parking and not in any areas designated for visitor parking. Each tenant shall be responsible for enforcing compliance with this rule.

9.
Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

10.
Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal.

6